As Filed with the U.S. Securities and Exchange Commission on January 12, 2017

Registration No. 333-214597

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA GEWANG BIOTECHNOLOGY, INC.

(Name of Registrant As Specified in its Charter)

Nevada	2000	42-1769584
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

Floor 29 No. 334, Huanshi East Road, Yuexiu District,
Guangzhou City, Guangdong Province,
The People’s Republic of China 510623
86-024-2397-4663

(Address and Telephone Number of Principal Executive Offices)

Aspen Asset Management Services, LLC

1980 Festival Plaza Drive

Suite 530

Las Vegas, Nevada 89135

Telephone: (702) 360-0652

Fax: (702) 562-9791

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Clayton E. Parker, Esq.	Joel D. Mayersohn, Esq.
Matthew Ogurick, Esq.	Sarah B. Cavanaugh, Esq.
John C. Scarborough, Jr., Esq.	Dickinson Wright PLLC
K&L Gates, LLP	450 East Las Olas Blvd., Suite 1730
200 South Biscayne Boulevard, Suite 3900	Fort Lauderdale, FL 33301
Miami, Florida 33131-2399	Telephone: (954) 991-5420
Telephone: (305) 539-3306	Facsimile: (844) 670-6009
Facsimile: (305) 358-7095

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the U.S. Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	(1)	$ [•] (1)	$12,000,000 (1)	$ 1,390.80
Common Stock Underlying Underwriter’s Warrants, $0.001 par value per share	(2)	$ [•]	$720,000 (3)	$ 83.45
Total Registration Fee				$ 1,474.24 (4)

(1)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)

Represents the maximum number of shares of the Registrant’s common stock issuable upon exercise of the Underwriters’ warrants.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated maximum exercise price of $[•] per share, or 120% of the maximum offering price.

(4)

Previously paid

________________

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

January 12, 2017

2,500,000 Shares of

CHINA GEWANG BIOTECHNOLOGY, INC.

Common Stock

This is an underwritten firm commitment public offering of our common stock. We are a reporting company under Section 13 of the U.S. Securities Exchange Act of 1934, as amended. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange, however our common stock is traded under the symbol “CGWB” on the OTCQB. We intend to apply for the listing of our common stock on the NASDAQ Capital Market under the symbol “CGWB”. We believe that we will meet the standards for listing on the NASDAQ Capital Market; however there is no assurance that such application will be approved, and if our application is not approved this offering will not be completed.

We are offering all of the 2,500,000 shares of our common stock offered by this prospectus. The public offering price of our common stock will be $[•] per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startup Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please refer to discussions under “Prospectus Summary” and “Risk Factors” of how and when we may lose emerging growth company status and the various exemptions that are available to us.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in the “Risk Factors” section of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$[•]	$12,000,000
Underwriting discounts and commissions (1)	$[•]	$840,000
Proceeds, before expenses	$[•]	$11,160,000

The Underwriter is offering the common stock as set forth under “Underwriting.” Delivery of the shares will be made on or about                                       , 2017

(1)

Does not include a non-accountable expense allowance equal to 1.5% of the gross proceeds of the Offering payable to ViewTrade Securities Incorporated. See “Underwriting” for a description of the Compensation payable to the Underwriter.

________________________

ViewTrade Securities Incorporated

________________________

The Date of this Prospectus is                                 , 2017

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	9

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	24

USE OF PROCEEDS	25

DIVIDEND POLICY	26

CAPITALIZATION	26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30

DESCRIPTION OF BUSINESS	46

MANAGEMENT	57

EXECUTIVE COMPENSATION	60

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	63

DESCRIPTION OF SECURITIES	65

SHARES ELIGIBLE FOR FUTURE SALE	66

UNDERWRITING	60

LEGAL MATTERS	76

EXPERTS	76

ADDITIONAL INFORMATION	76

INDEX TO FINANCIAL STATEMENTS	F-1

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	77

SIGNATURES	84

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

Through and including                   , 2017 (25 days after the commencement of this offering), all dealers effecting transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriter has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We and the placement agent take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 9.

As used in this prospectus, unless otherwise indicated, the terms “we,” “our,” “us,” and the “Company” refer to China Gewang Biotechnology, Inc., a Nevada corporation and its subsidiaries. The term “Registrant” refers solely to China Gewang Biotechnology, Inc., a Nevada corporation. The term “Gewang Selenium” refers to the Registrant’s wholly owned subsidiary Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd.,a wholly owned foreign entity (“WOFE”) incorporated under the laws of the People’s Republic of China. The term “Hong Kong Gewang” refers to the Registrant’s wholly owned subsidiary Hong Kong Gewang Holdings Group Ltd., incorporated under the laws of Hong Kong. The term "Biotechnology International" refers to the Registrant’s wholly owned subsidiary Biotechnology International Holding Ltd., incorporated under the laws of the British Virgin Islands. The term "Tianmei Australia" refers to Tianmei Beverage Group Corporation Ltd., incorporated under the laws of Australia, in which Registrant owns a 30% interest. The term "Tianmei BVI" refers to Tianmei Australia’s wholly owned subsidiary Tianmei International Beverage Co., Ltd., incorporated under the laws of the British Virgin Islands. The term "Guangdong Tianmei" refers to Tianmei Australia’s wholly owned subsidiary Guangdong Tianmei Selenium-Rich Beverage Chain Co., Ltd., incorporated under the laws of the People’s Republic of China. We conduct our operations through the Registrant’s chief operating subsidiary, Guangdong Gewang Biotechnology Co., Ltd. (“Guangdong Gewang”), incorporated under the laws of the People’s Republic of China.

“China” or “PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

Company Overview

Guangdong Gewang was founded in June 2010 in Guangzhou City, China Our home office is located at Floor 29 No. 334, Huanshi East Road, Yuexiu District, Guangzhou City, Guangdong Province, The People’s Republic of China 510623, and our phone number is 86-024-2397-4663. Guangdong Gewang is engaged in the sale of selenium supplements within China.

Guangdong Gewang sells its proprietary selenium capsules and selenium powder, along with eighty nine types of selenium fortified food products from other manufacturers and other health related products through our branded stores and through our distribution channels to large supermarket chains and similar large chain stores.

Guangdong Gewang initiated its business by cooperating with the Academy of Agricultural Sciences of Shandong Province (the “Academy”) in the research and development of formulas for three selenium supplements: a selenium capsule, a capsule combining selenium with glossy ganoderma (a therapeutic mushroom), and a selenium powder. The Academy has given Guangdong Gewang an exclusive license to contract for the manufacture and marketing of these three products. As a result of our relationship with the Academy, Guangdong Gewang has not needed to conduct its own research and development in the past two years.

In March 2016, Gewang entered into cooperation agreements with several selenium enriched food product manufacturers for the sale of selenium enriched food through chain stores which further expanded the Company’s market share.

The Opportunity in China

We believe that the importance of selenium to human health and the fact of selenium deficiency in large parts of China create a vast market potential for development. Selenium has been studied extensively in China. These efforts have resulted in confirming that selenium is an important element for human health and that there are areas within China that are significantly deficient of selenium in the soil and water. In the past decade, Chinese government began getting more involved and government policy has helped to enhance the potential of the selenium market.

Our Products

Through our partnership with the Academy of Agricultural Sciences of Shandong Province (the “Academy”), which is a highly regarded research center in China, we have licensed the exclusive right to contract for the manufacture and marketing of products with three formulas developed and owned by the Academy. This also includes the Academy’s zero toxicity extraction technique, which boosts absorption in the body.

We currently offer the following products for sale under the brand “Jindanli”:

•

Selenium Capsules.

•

Selenium - Glossy Ganoderma Capsules.

•

Organic Selenium Powder.

The only significant raw material needed by our contracted manufacturers for our selenium capsules and selenium powder is selenium. Selenium is readily available, as it has numerous industrial uses. For our selenium - glossy ganoderma capsules, we also need glossy ganoderma. Historically, the reisha mushroom, which is the source of glossy ganoderma, was rare in the wild. Currently, however, farmers have been successful in domesticating the reisha mushroom, and according to the International Journal of Pharmacy and Pharmaceutical sciences, as of 2015 the reisha mushroom and its derivative, glossy ganoderma is being cultivated on a large commercial scale in China and in many other countries. As a result, sourcing our raw materials is not a matter of concern, nor are we subject to significant effects from changes in the prices of our raw materials.

Our Manufacturing

Currently, we outsource our manufacturing to three production companies:

•

Yantai Yisheng Pharmaceutical Co., Ltd., which produces our selenium capsules;

•

Taian Zhishengtang Ganoderma Lucidum Co., Ltd., which produces our selenium - glossy ganoderma capsules; and

•

Beijing Technology Development Company of CAAS, which produces our organic selenium powder.

Guangdong Gewang maintains relatively little inventory, other than the shelf supplies at our physical stores. Generally, upon receipt of an order from our customer, we place a corresponding order with the appropriate manufacturer. Guangdong Gewang then strictly supervises the manufacturing process with technical guidance from the Academy, inspects and accepts the finished product. When the products are ready for shipment, our logistics team engages a delivery service to pick up the product from the manufacturer’s site and deliver it to the customer, at the manufacturers’ cost.

Our Marketing

Selenium deficiency is harmful to all humans. It is of particular concern, however, to the elderly and to lactating women. As we deliver information to the populations of areas with selenium-poor soil, those two groups are our target market. Nevertheless, our staff is committed to raising awareness of selenium issues throughout China, particularly in the eastern regions with large populations and selenium-poor soil. Our marketing staff makes personal appearances throughout our prime markets, both to raise awareness of the problem of selenium deficiency and to educate consumers about the proper use of selenium supplements and the risks of excess selenium ingestion. Additionally, we plan to develop a media advertising program in the future.

Our distribution agreements with the chain stores do not prevent them from selling competitor’s selenium products. Rather we assure ourselves of their loyalty by providing focused advertising of our brand in the chain stores’ markets, thereby making sale of the Jindanli products an attractive, low-effort proposition for our chain stores.

Our Competition

There are a limited number of manufacturers of selenium supplements in China, as the industry is in its early development period. In the markets where we do face competition, we emphasize the high quality of the Jindanli products.

The limited size of the selenium supplements industry has had one unfortunate effect on the potential market. As there is no widely-known brand of selenium supplements, many potential customers first experience of selenium supplements comes from one of many small enterprises that offer products of poor quality with unsupportable health claims. Development of our market will require promotion and publicity to build confidence in established brands.

We believe that the quality of our products, along with our association with top quality manufacturers and chain stores, will enable us to compete effectively and gain market share as the selenium supplement industry grows.

Our Growth Strategy

Now that we reach markets in seven provinces in China through wholesale and retail operations, our immediate plan is to execute our marketing campaigns in regions where the need for selenium supplements is most pronounced, through dedicated stores. The stores will feature the Jindanli products, allowing us, by our pronounced presence, to bring attention to the issue of selenium deficiency, attract new customers, and provide customers with the information about the proper use of selenium supplements. The stores will also function as promoters of the Jindanli brand, and we believe this will enable us to build our brand as a high quality choice and become a dominant player in the market.

We opened our first store in Chancheng, Guangdong Province, in September 2014, and opened two more stores, in Xiamen, Fujian Province and Changsha, Hunan Province, during the fiscal year 2015. In June 2016, we opened our flagship store in Guangzhou, Guangdong Province. Also in June 2016, our Chancheng store moved to Foshan, our Xianmen store moved to Longyan and our Changsha store moved to Zhuzhou. Our goal is to open up to 26 new stores in the fiscal year 2017.

Our Strengths

We believe the following strengths contribute to our competitive advantages and differentiate us from our competitors:

•

Our partnership with the Academy gives us access to the highest level of research and technical assistance to develop our products;

•

Our three proprietary selenium products offer a range of options to our customers;

•

The manufacturers of our products have the advanced nanometer processing and production capabilities to produce products to our standards and to widely distribute these products to our target markets;

•

Our distributorship network has widened the availability of our Jindanli brand in target markets;

•

Our dedicated retail stores and marketing efforts position us to take advantage of the lack of dominant brands in the selenium industry in China.

Our Challenges

Our ability to achieve our objectives and execute our strategies is subject to risks and uncertainties. We believe the following are the risks and uncertainties that materially affect us:

•

The continued viability of our strategic partnerships;

•

The acceptance of our products in our target markets; and

•

Our ability to retain and hire qualified personnel.

Corporate Structure Chart

As of the date of this prospectus, our organizational structure is as follows:

Employees

Guangdong Gewang has 83 employees: 3 in human resources, 3 in administration, 5 in accounting, 7 in the purchase department, 4 in logistics, 4 in technology quality control, 5 in brand management, 6 in the customer center, 6 in the Chairman’s office and 40 in external collaboration, which includes our store sales, training and regional management employees. All are full time employees.

The Offering

Common stock we are offering	2,500,000 shares. (1)
Common stock outstanding after the offering	77,500,000 shares. (2)
Offering price	$[•] per share.
Use of proceeds

We intend to use the net proceeds from this offering to open new stores, enhance our current stores, expand our chain store customer base and for research and development of our products. See the “Use of Proceeds” section.

Risk factors

Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section.

NASDAQ Capital Market proposed ticker symbol Underwriter

Our common stock is currently quoted on the OTCQB under the symbol “CGWB”. We intend to apply for the listing of our common stock on the NASDAQ Capital Market under the symbol “CGWB”. We believe that we will meet the standards for listing on the NASDAQ Capital Market; however there is no assurance that such application will be approved, and if our application is not approved this offering will not be completed.

ViewTrade Securities Incorporated

Underwriter’s Warrant

Upon the closing of this offering, we will sell to ViewTrade Securities Incorporated (for a nominal fee of $0.001 per share ) common stock purchase warrants covering a number of shares of our common stock equal to 5% of the total number of shares of common stock being sold in this offering. The Warrants will expire 3 years after date of issuance. The Warrants will be exercisable at a price equal to 120% of the public offering price. We are registering the shares of common stock underlying such Warrants hereunder in this offering. The Warrants will provide for cashless exercise and if the cashless provision of the Warrants is unavailable to the Holders for any reason, the Company shall be required to offer all of the Holders of the Warrants and/or underlying securities the opportunity to register the underlying securities.  See “Description of Our Securities” and “Underwriting” for more information.

(1)

Excludes up to 125,000 shares of common stock underlying warrants to be received by the Underwriter in this offering.

(2)

Based on 75,000,000 shares of common stock issued and outstanding as of the date of this prospectus and 2,500,000 shares of common stock to be issued in the public offering, which excludes the Underwriter’s Warrants to purchase 125,000 shares of our common stock.

Emerging Growth Company

We are an “emerging growth company” or “EGC” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an EGC until the earlier of: the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•

reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and

•

exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with SEC.

The Jobs Act also provides that we can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may not adopt new or revised accounting standards until those standards would otherwise apply to private companies.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange, however it is currently quoted under the symbol “CGWB” on the OTCQB. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his or her investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting our company. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

RISKS RELATED TO OUR BUSINESS

Our management has limited experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations, financial condition and the market price of our stock.

Our management personnel have no prior experience managing and operating a public company. They will rely in many instances on the professional experience and advice of third parties, including our attorneys and accountants. None of the members of our management staff were educated and trained in U.S. business systems, and we may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the SEC rules and regulations. Failure to comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in development of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

During the past two fiscal years, management has identified material weaknesses in our internal controls, including:

•

The relatively small number of employees who are responsible for accounting functions prevents us from segregating duties within our internal control system;

•

Our internal financial staff lack expertise in identifying and addressing complex accounting issues under U.S. Generally Accepted Accounting Principles;

•

Our executive officers are not familiar with the accounting and reporting requirements of a U.S. public company; and

•

We have not developed sufficient documentation concerning our existing financial processes, risk assessment and internal controls.

We plan to address these deficiencies by nominating independent directors including a “financial expert” highly experienced in internal control systems and creating an Audit Committee to address these material weaknesses. Pursuant to an Audit Committee Charter, which we plan to adopt, the members of the Audit Committee will recommend to management concrete actions to address each material weakness and review the impact of such actions to remedy the deficiencies in our internal controls.

We depend on our partnership with the Academy for the development and conduct of our business. Any interference with that partnership could jeopardize our ability to conduct our business.

The formulas for our proprietary selenium products have been developed by the Academy of Agricultural Sciences of Shandong Province, which licenses us the right to market and sell these products. The Academy also identifies the manufacturers of our products and provides technical expertise to those manufacturers. If we are unable to maintain the current arrangement with the Academy, we could lose the right to sell our products and our relationships with our contracted manufacturers as well as our general reputation could suffer. If the Academy provides the formula or otherwise cooperates with any of our competitors, we could lose the competitive advantage inherent in our current arrangements with the Academy. Also, if the Academy decides to discontinue its work further developing selenium formulas, our potential for further growth could suffer.

We rely on a single manufacturer to manufacture each of our three products. Events that interfere with any manufacturer’s ability to fill our orders could damage our business.

We currently depend on three contracted manufacturers, one to manufacture each of the three products that we sell. If any significant problems occur at the production facility of one of our third-party manufacturers, our ability to deliver that manufacturer’s products could be adversely affected. If any of our contract manufacturers are unable to maintain adequate manufacturing and shipping capacity, timely delivery of products of acceptable quality could become problematic. Our inability to meet our customers’ demand for our products could have a material adverse impact on our business, financial condition and results of operations. Additionally, if the prices charged by any of our contractors increase for reasons such as increases in labor costs, our cost of manufacturing would increase, adversely affecting our operations. We require our contract manufacturers to meet our standards in terms of product quality and other matters. A failure by any of our contract manufacturers to meet these standards, to adhere to labor or other laws or to diverge from our mandated practices, and the potential negative publicity relating to any of these events, could harm our business and reputation.

Heightened scrutiny on reverse merger companies with operations in China has resulted in an unfavorable regulatory climate and increased scrutiny, which creates additional risk in the market for our stock.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed reverse merger transactions, have been the subject of negative publicity by investors, financial commentators and regulatory agencies, and the national exchanges, such as NASDAQ Capital Market. As a result, companies like us have to comply with heightened requirements for listing on the NASDAQ exchange, and these heightened requirements could imperil our ability to uplist to the NASDAQ as planned. Prior to our approval to list on the NASDAQ, we must (i) file a full year of audited financial statements, (ii) timely file all periodic reports for the past full year and (iii) maintain a trading price of at least $4 per share. Even if we are able to complete a listing on the NASDAQ, the increased scrutiny and negative publicity towards reverse merger companies could create risks and possibly decrease the price of our stock and potentially result in our delisting from the NASDAQ. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. There could be further criticism or greater regulatory action against reverse merger companies in the future, and this uncertainty in and of itself could also lead to risks to our investors.

The lack of expertise in U.S. GAAP among the staff of our finance department could result in errors in our filings.

The books and records of Guangdong Gewang, our operating entity, are maintained in accordance with bookkeeping practices that are customary in China. The financial statements of Guangdong Gewang and Gewang Selenium are prepared in accordance with accounting principles generally accepted in China. The staff of our finance department, which prepares those financial statements, has experience with Chinese GAAP, but very limited experience with U.S. GAAP. Therefore, in order to file with the SEC consolidated financial statements prepared in accordance with U.S. GAAP, we have engaged an independent consultant who makes the adjustments to the financial statements of Guangdong Gewang and Gewang Selenium necessary to achieve compliance with U.S. GAAP, then will perform the consolidation required to produce the consolidated financial statements of China Gewang. Because that consultant, who is not present in our executive offices, is the only participant in the preparation of our financial statements possessing a familiarity with U.S. GAAP, there is a risk that the persons responsible for the initial classifications of the elements of our financial results will err in making those classifications, which will cause our reported financial statements to be erroneous. Any such errors, besides being misleading to investors, could result in subsequent restatements, which could have an adverse effect on the perception of the Company among investors.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC where substantially all of our operations are located.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the U.S. Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Since substantially all of our operations and business take place in China, it may be more difficult for the Staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosures. Furthermore, our disclosures in our SEC reports and other filings are not subject to the review of China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts emerging growth companies from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if we ever cease to be an emerging growth company .. For the fiscal year ending November 30, 2016, we were not subject to the requirement that we include an attestation report, as we are an emerging growth company.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

The residents of China have only recently begun to use supplements to offset selenium deficiency in their diets. We cannot, therefore, predict the potential market for our products. If the market fails to develop adequately, our financial results will be insufficient to produce a profitable return for our investors.

Selenium deficiency has been a problem in eastern China for centuries, and the relationship of selenium deficiencies to Keshan Disease has long been known. Until recently, efforts to alleviate selenium deficiency have been limited to changes in diet, the introduction of selenium-rich foods, where available. The use of selenium supplements, such as those sold by Guangdong Gewang is relatively recent. For that reason, we cannot know the extent to which we will be able to develop a sizeable market for our supplements. As food production and transportation rapidly increases in China, selenium-rich foods will become available to more of the residents of eastern China, where the problem of selenium deficiency is most acute. If Chinese people prefer to alter their diets to include imported selenium-rich foods, the demand for our selenium supplements will be reduced. In addition, concerns among the population about the possibility of harm from ingestion of excessive selenium could reduce demand for our products. If we are not able to persuade a sizeable market that use of selenium supplements is a safe, cost-effective method of avoiding selenium deficiency, our company will not grow.

The loss of the services of our key employees, particularly the services rendered by Li Wang, our Chief Executive Officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Li Wang, our chief executive officer. We currently do not have key employee insurance for our officers and directors. The loss of any these key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We require highly qualified personnel and, if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the proposed growth of our business will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled marketing and administrative personnel is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Product liability claims could materially impact operating results and profitability.

Excessive ingestion of selenium can have serious harmful effects on an individual. We intend to use our best efforts to educate our customers regarding the proper amount of selenium to add to their diets. If, however, an individual intentionally or inadvertently ingests too much selenium and is injured, we may be subject to a lawsuit for damages. Such lawsuits could drain our financial resources, particularly as we do not presently carry any product liability insurance or business interruption insurance. Lawsuits by customers may also distract the time and attention of our management. In addition, a product liability claim, regardless of merit or eventual outcome, could result in damage to our reputation, decreased demand for our products, product recalls and loss of revenue.

Government regulation or other influences may cause us to disclose the formulas for our products, which could assist our competitors in producing copies of our products.

We have a significant competitive advantage in the Jindanli brand, which represents a group of products available only from Guangdong Gewang. The exclusive quality of our products, which is comprised of the formula for each, is known only to Guangdong Gewang, our manufacturers, and our colleagues at the Academy of Agricultural Sciences of Shandong Province. However, because excess ingestion of selenium is known to be harmful, it may occur that one or more government bodies will mandate that the selenium content of our products must be disclosed. In addition, disclosure of the selenium content of our products may occur as a result of malfeasance by employees, accidental disclosure, or litigation. If the formula for our products becomes known in our industry, we will lose the competitive advantage that comes with being the exclusive source for the Jindanli products.

Our inability to protect our trademarks and license rights may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brands and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, trade secrets, and our exclusive rights to our product formulas could result in the expenditure of significant financial and managerial resources. We produce, market and sell our products under the brand “Jindanli”. We regard our intellectual property, particularly our trademarks and license rights, to be of considerable value and importance to our business and our success. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks or the formulas for our products.

RISKS RELATED TO DOING BUSINESS IN CHINA

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our operating subsidiary and affiliate are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The Registrant is a Nevada holding company and most of our assets are located outside of the United States. All of our current business operations are conducted in the PRC through Guangdong Gewang. In addition, all of our directors and officers are nationals and residents of the PRC, and the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC operating subsidiary and affiliate may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund any future business activities outside China or to utilize foreign currencies should the need to do so arise.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without there being any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

In August 2015, the PRC government devaluated the RMB by approximately 3.5%, and in January 2016 further devalued its currency by approximately 0.5%. Additional devaluation could occur in the future and affect our results.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividend and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to the statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the Enterprise Income Tax (the “EIT”) Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

Under the New Income Tax Law, enterprises established outside the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and their global income will generally be subject to the uniform 25% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law, which define “de facto management bodies” as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within the PRC if the following requirements are satisfied:’

i.

the senior management and core management departments in charge of its daily operations function mainly in the PRC;

ii.

its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;

iii.

its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

iv.

more than half of the enterprise’s directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of potentially unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on any worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 5% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

If the China Securities Regulatory Commission (“CSRC”) or another PRC regulatory agency determines that CSRC approval was required in connection with the reverse acquisition of Biotechnology International, the reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), which became effective on September 8, 2006. The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company’s equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company’s securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We believe the M&A Rule mandating CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of Biotechnology International because none of Biotechnology International, Hong Kong Gewang or Gewang Selenium was a “Special Purpose Vehicle” or an “offshore company controlled by PRC companies or individuals” at the moment of acquisition. Because we believe the M&A Rule does not apply, we have not sought approval from the CSRC or any other agency, including MOFCOM for the reverse acquisition of Biotechnology International. However, if the PRC regulatory authorities take the view that the reverse acquisition of Biotechnology International constituted a “round-trip investment” without MOFCOM approval, they could invalidate our acquisition and ownership of Biotechnology International. We cannot make any assurance in such a case that we would be able to obtain the approval required from MOFCOM.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

On July 4, 2014, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, which replaced the Notice on Issues Relating to the Administration of Foreign Exchange for the Financing and Reverse Investment by Domestic Residents via Offshore Special Purpose Vehicles issued by SAFE in October 2005, or Circular 75. Pursuant to Circular 37, any PRC residents, including both PRC institutions and individual residents, are required to register with the local SAFE branch before making any contribution to a company set up or controlled by the PRC residents outside of the PRC for the purpose of overseas investment or financing with their legally owned domestic or offshore assets or interests, referred to in this circular as a "special purpose vehicle." Under Circular 37, the term "PRC institutions" refers to entities with legal person status or other economic organizations established within the territory of the PRC. The term "PRC individual residents" includes all PRC citizens (also including PRC citizens abroad) and foreigners who habitually reside in the PRC for economic benefits. A registered special purpose vehicle is required to amend its SAFE registration in the event of any change of basic information including PRC individual resident shareholder, name, term of operation, or PRC individual resident's increase or decrease of capital, transfer or exchange of shares, merger, division or other material changes. In addition, if a non-listed special purpose vehicle grants any equity incentives to directors, supervisors or employees of domestic companies under its direct or indirect control, the relevant PRC individual residents could register with the local SAFE branch before exercising such options. The SAFE simultaneously issued a series of guidances to its local branches with respect to the implementation of Circular 37. Circular 37 modified certain defined terms under Circular 75 to clarify the SAFE registration scope. For example, Circular 37 broadened the definition of special purpose vehicle to offshore entities that were (i) established for the purpose of overseas investments by PRC residents (in addition to for the purpose of financing as defined under Circular 75) and (ii) established by PRC residents with their legally owned offshore assets or interests (in addition to domestic assets or interests as defined under Circular 75); and it also broadened the definition of reverse investment to include establishing new foreign invested entities or projects as a way of domestic direct investment by PRC residents, directly or indirectly, through a special purpose vehicle, which was excluded by Circular 75. Furthermore, Circular 37 modified certain SAFE registration procedures and requirements for special purpose vehicles and clarified the SAFE registration procedures for equity incentive awards granted by non-listed special purpose vehicles to directors, supervisors or employees of their controlled domestic companies.

We have advised our shareholders who are PRC residents, as defined in Circular 37 , to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, as SAFE registration is a personal obligation of each shareholder, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 37 .. Moreover, because of uncertainty over how Circular 37 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ and affiliates’ abilities to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 37 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 37 .. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 37 , if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ and affiliates’ abilities to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Additionally in October of 2016, the Interim Measures for the Administration of the Establishment and Record Alteration of Foreign Investment Enterprises (“Interim Measures”) took effect and now mandates that WOFEs, among other types of PRC domiciled companies must register with MOFCOM and request MOFCOM’s approval for any change in ownership by foreign investors. Neither the Registrant nor our operating subsidiary Guangdong Gewang are affected by the Interim Measures, but our subsidiary Gewang Selenium is subject to the Interim Measures as a WFOE. As such, any change in ownership of Gewang Selenium would require the approval of MOFCOM, and such approval cannot be guaranteed. Any failure to seek approval of any change in ownership of Gewang Selenium could create liability affecting the Registrant, and the potential barrier in changing the ownership structure of the Registrant and its subsidiaries owned by Gewang Selenium could limit opportunities for restructuring. Gewang Selenium has already registered its current ownership with MOFCOM prior to the effective date of the Interim Measures, so under the Registrant’s current corporate structure, the Interim Measures will not affect our business. Gewang Selenium does not have any material operations, and we plan to retain the current ownership structure under Gewang Selenium’s existing registration with MOFCOM in order to avoid any risk.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act, (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials.

We principally have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees or consultants of our company, because these parties are not always subject to our control. We believe that to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Lack of bank deposit insurance in the PRC puts our cash balances at risk of loss, the loss of which could have a material adverse effect on our business.

We maintain bank accounts in China the balances of which are not insured and are not protected by U.S. FDIC insurance or other insurance. As of January 9, 2017 we held the equivalent of approximately $14,921,301 in US Dollars in bank accounts in China. If a Chinese bank holding our funds were to experience insolvency or closure, it may not permit us to withdraw our funds, which would result in a loss of such funds, which could have a material adverse effect on our business.

RISKS RELATED TO THE MARKET FOR OUR STOCK

There is only a very limited market for our Common Stock.

While our common stock is listing for quotation on the OTCQB, there is currently little trading in our common stock. We cannot provide any assurances as to if or when an active market will develop for our common stock.

The Company is an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” or “”EGC” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an EGC until the earlier of: the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to :

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being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended ;

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reduced disclosure obligations regarding executive compensation in our periodic reports , proxy statements and registration statements, including in this prospectus; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with SEC.

The Jobs Act also provides that we can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may not adopt new or revised accounting standards until those standards would otherwise apply to private companies.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile when trading occurs.

We are subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” we intend to take advantage of certain exemptions from various reporting requirements until we are no longer an “emerging growth company.”

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

For so long as we are an emerging growth company, we may rely on certain exemptions provided in the JOBS Act, including reduced disclosure regarding executive compensation, not seeking an advisory vote with respect to executive compensation and not requiring our independent registered public accounting firm to attest to the effectiveness of our internal control over financial reporting, which could make our common stock less attractive to investors due to the nature of the reduced disclosure.

We are an “emerging growth company,” as defined in the JOBS Act, and may remain an emerging growth company for up to five years. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX Section 404, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may not adopt new or revised accounting standards until those standards would otherwise apply to private companies.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

 The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us, the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

If our common stock becomes a “penny stock,” you may have greater difficulty selling your shares.

Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. After a Public Listing, our common stock may become a “penny stock” within the meaning of the rules, the rules apply to us and to our securities if we are not listed on a national securities exchange. These rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, even if our common stock is quoted on either the OTCQX or OTCQB market place operated by the OTC Markets, our common stock will be subject to Rule 15g-9 under the Exchange Act (the “Penny Stock Rules”). The Penny Stock Rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

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contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

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contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock it becomes designated as a Penny Stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

RISKS RELATED TO THIS OFFERING

There is a risk of dilution of your percentage ownership of common stock in the Company.

As shares are sold during the course of this offering and thereafter, continuing dilution in the ownership of the Company will occur. In addition to the shares which we may sell pursuant to this offering, the Company has the right to raise additional capital or incur borrowings from third parties to finance its business. Subject to certain exceptions, our Board of Directors has the authority, without the consent of any of the stockholders, to cause the Company to issue more shares of common stock and/or preferred stock at such price and on such terms and conditions as are determined by the Board in its sole discretion.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds”. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

This offering is contingent on a listing to the NASDAQ Capital Market. At some later date NASDAQ could delist our securities from trading on its exchange , and we may not be able to list our securities on another national securities exchange. If this were to occur, we could face significant material adverse consequences, including:

•

a limited availability of market quotations for our securities;

•

reduced liquidity for our securities;

•

a limited amount of news and analyst coverage; and

•

a decreased ability to issue additional securities or obtain additional financing in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company’s and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

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The continued viability of our strategic partnerships;

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The acceptance of the Company’s corporate structure and of the compliance regime in the PRC;

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The acceptance of our products in our target markets;

•

Our ability to retain and hire qualified personnel;

•

Our exposure to product liability and defect claims;

•

The protection of our intellectual property rights;

•

The changes in the laws or enforcement of laws of the PRC that affect our operations;

•

Any fluctuations in foreign currency exchange rates;

•

The stability of the regulatory regimes to which the Company is subject;

•

The continued development of a public trading market for our securities and the eventual listing on a national exchange;

•

The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•

Our ability to take advantage of exceptions to disclosure requirements;

•

Our ability to raise additional capital to fund our operations;

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The marketability of our shares;

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The ability of our management to comply with the requirements for a public company listed in the United States; and

•

The other factors referenced in this Prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

The risks included above are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and operating results. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to this prospectus with the U.S. Securities and Exchange Commission, completely and with the understanding that our actual future results, levels of activity, performance and achievements may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based on a per share offering price of $[•], we estimate that the net proceeds from the sale of 2,500,000 shares of our common stock in the offering will be approximately $10,260,000 million after deducting the estimated underwriting discounts and commissions of 8% and estimated offering expenses of approximately $780,000.

We intend to use the net proceeds from this offering according to the following table:

Item	$12,000,000
	(USD)%
Underwriting discounts and commissions and	960,000	8.00%
Offering expenses	780,000	6.50%
Net Proceeds	10,260,000

Opening Selenium Product Experience Stores (1)	2,309,000	22.50%
Increase sales in chain stores- entry fees	5,626,000	54.83%
R&D of selenium products (2)	2,223,000	21.67%
Upgrades to the Selenium Product Experience Store	102,000	1.00%

Total	10,260,000	100%

(1) The Company has projected that this amount of funds will be sufficient to open 26 new Selenium Product Experience Stores in provincial capitals in China, bringing our total to 30 stores.

 (2) Funds for R&D of selenium products will be paid directly to the Academy to support continued research in selenium products.

Other than as indicated in this Use of Proceeds section, we cannot specify with certainty the exact amounts that will be used for each purpose. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations and competition. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We have no current intentions to acquire any other businesses. Pending these uses, the proceeds may be invested in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have never and do not expect to declare or pay any cash dividends on our common stock in the foreseeable future, and we currently intend to retain future earnings, if any, to finance the operation and expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in its discretion, and will depend on the available earnings, the capital requirements of the Company, its general financial condition, legal restrictions and other factors deemed pertinent by the Board of Directors.

Under applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Furthermore, the ability of our Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. Because substantially all of our operations are conducted in the PRC and a substantial majority of our revenues are generated in the PRC, a majority of our revenue being earned and currency received are denominated in RMB. RMB is subject to the exchange control regulation in the PRC, and, as a result, we may unable to distribute any dividends outside of the PRC due to PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

Our inability to receive dividends or other payments from our Chinese operating subsidiary could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from our Chinese operating subsidiary, our liquidity, financial condition and ability to make dividend distributions to our stockholders will be materially and adversely affected.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2016 (unaudited) on:

•

an actual basis, and

•

an as adjusted to give effect to reflect our receipt of estimated net proceeds of $10,260,000 from the sale of 2,500,000 shares of common stock in this offering at an assumed public offering price of $[•], and after deducting estimated underwriting discounts of 8% and estimated offering expenses of approximately $780,000.

You should read this table in conjunction with “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

LIABILITIES AND STOCKHOLDERS' EQUITY	August 31, 2016	As Adjusted
	(Unaudited)

Current Liabilities
Accounts Payable	$ 4,258,281	$
Taxes payable	1,154,629
Accrued expenses and other payables	149,984
Loans from stockholder	256,044
Total current liabilities	5,904,261

Stockholders' equity:
Common stock - $0.001 par value, 100,000,000 and 75,000,000 shares authorized, 75,000,000 and 45,000,000 shares issued and outstanding
as of August 31, 2016 and November 30, 2015, respectively	75,000
Additional paid-in capital	16,980,102
Retained earnings	8,906,176
Statutory reserve fund	762,555
Other comprehensive (loss)	(906,382)

Stockholders' equity before noncontrolling interests	25,817,451

Noncontrolling interests	184,728

Total stockholders' equity	26,002,179

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 31,906,440	$

The number of our shares of common stock shown above to be outstanding after this offering is based on (i) 75,000,000 shares of common stock issued and outstanding as of August 31, 2016 and (ii) 2,500,000 shares of common stock issued in this public offering. The number excludes the 125,000 shares of common stock that may be issued upon the exercise of the Underwriter’s Warrants (exercisable at $[•] per share).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity

After the merger of China Gewang Biotechnology, Inc. into Rich Star Development Corporation on January 8, 2015 and effecting the name change of the Company to China Gewang Biotechnology, Inc., our common stock has been quoted on the OTCQB under the symbol “CGWB”. There has been an extremely limited public market for our common stock. We intend to apply for the listing of our common stock on the Nasdaq Capital Market. We believe that we will meet the standards for listing on the NASDAQ Capital Market; however there is no assurance that such application will be approved, and if our application is not approved this offering will not be completed. As of January 9, 2017, we had 2,265 stockholders of record.

When the trading price of our common stock is below $5.00 per share, it may be considered to be a “penny stock” that may be subject to rules promulgated by the SEC (Rule 15-1 through 15g-9) under the Exchange Act. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the SEC’s standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer’s and sales representatives compensation; and (d) providing to customers monthly account statements. See “Risk Factors – Risks Related To Our Ownership Of Our Common Stock And This Offering – Our Common Stock May Be Considered “Penny Stock”, And Thereby Be Subject To Additional Sale And Trading Regulations That May Make It More Difficult To Sell”.

The following table sets forth on a per share basis for the periods shown, the high and low closing bid prices of the Company’s common stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Closing Bid Prices	High ($)	Low ($)
Calendar Year Ended December 31, 2016
4th Quarter	5.39	5.34
3rd Quarter	6.00	4.48
2nd Quarter	6.00	3.88
1st Quarter	3.89	3.59
Calendar Year Ended December 31, 2015
4th Quarter	3.59	2.84
3rd Quarter	2.86	2.80
2nd Quarter(1)	2.83	2.20

(1) Prior to the 2nd Quarter of 2015, there were no transactions evidencing bid prices of our common stock.

The high and low bid quotations for our common stock as of January 6, 2017 were $5.40 and $5.34 , respectively. The market quotations represent prices between dealers, do not include retail markup, markdown, or commissions and may not represent actual transactions.

Holders of Common Equity

As of January 9, 2017 , we have issued 75,000,000 shares of our common stock to 2,065 holders of record. See also “Beneficial Ownership of Certain Beneficial Owners and Management” which sets forth each person known by us to be the beneficial owner of five (5%) percent or more of the Company’s common stock, all directors individually and all directors and officers as a group as of January __, 2017 ..

Securities Authorized for Issuance under Equity Compensation Plans

We have never had any compensation plans (including individual compensation arrangements) under which the Company’s equity securities have been authorized for issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this prospectus.

This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect,” “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, the current economic downturn adversely affecting demand for the our products; our reliance on our major customers for a large portion of our net sales; our ability to develop and market new products; our ability to raise additional capital to fund our operations; our ability to accurately forecast amounts of supplies needed to meet customer demand; market acceptance of our products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for our products; protection of our intellectual property rights; changes in the laws of the PRC that affect our operations; inflation and fluctuations in foreign currency rates and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Company Overview and Plan of Developments

The Registrant’s primary operating company, Guangdong Gewang was founded in June 2010 in Guangzhou City, with registered capital of RMB 10 million (US$1,561,000). Guangdong Gewang is engaged in the sale of selenium supplements within the PRC. It is a member in good standing of the Chinese Selenium Supplements Association.

Guangdong Gewang sells its three proprietary selenium products manufactured by our contract manufacturers, along with selenium fortified food products from other manufacturers and other health related products through our branded stores and through our distribution channels to large supermarket chains and similar large chain stores.

Guangdong Gewang initiated its business by cooperating with the Academy in the research and development of formulas for three selenium supplements: a selenium capsule, a capsule combining selenium with glossy ganoderma (a therapeutic mushroom), and a selenium powder. The Academy has given Guangdong Gewang an exclusive license to contract for the manufacture and marketing of the three products. As a result of our relationship with the Academy, Guangdong Gewang has not needed to conduct its own research and development during the past two years. The Academy has also selected the manufacturers possessing the advanced nanometer processing technology and production processes needed to produce selenium products under contract with Guangdong Gewang. With cooperation from the Academy, Guangdong Gewang outsources the manufacturing of the products, then sells them under the brand “Jindanli” which is a registered trademark in China ..

30

The Academy, as part of its exclusive relationship with Guangdong Gewang, plays a large role in the production of its products. Using its zero toxicity extraction technique, the Academy separates the selenium to be used in the manufacturing process for use by the manufacturer of each of Guangdong Gewang’s products. The Academy’s engineering personnel supervise the technical aspects of the manufacture of the products, working with Guangdong Gewang’s quality control personnel.

Initially, Guangdong Gewang marketed products exclusively on a wholesale basis to chain stores that retail health care products. Early in 2014, as the Company developed the necessary infrastructure, Guangdong Gewang commenced direct marketing to consumers from its executive “home office.” Subsequently we have opened three more physical stores dedicated to the sale of Jindanli products. Our flagship store also currently carries eighty-nine other selenium products produced by other companies, which account for 80% of our retail sales.

As stated in the “Use of Proceeds” section of this prospectus, the Company plans to use US$2.3 million of the proceeds of this offering to expand its retail operations by opening 26 new stores in provincial capital cities throughout China in the 2017 fiscal year, bringing the total number of retail stores to 30. These retail centers will broaden Guangdong Gewang’s geographical reach and assist in bringing more awareness to selenium deficiency in China, which will in turn assist the efforts of our sales team to continue boosting wholesale sales of our Jindanli branded products and of selenium enriched food products to our distribution network of chain stores.

In March 2016, Guangdong Gewang entered into cooperation agreements with 6 selenium enriched food product manufacturers for Guangong Gewang to distribute their selenium enriched food products to chain stores and to sell these products in Guangong Gewang’s retail stores. Guangdong Gewang pays promotion fees to chain stores to ensure optimal product placement and widespread distribution of these products. Guangong Gewang has worked with the Academy to ensure that each of these selenium enriched food product manufacturers meets its standards. Guangong Gewang has also begun to sell these selenium enriched food products in its flagship retail store alongside its Jindanli branded selenium products. The wholesale and retail sales of selenium enriched food products has broadened Guangong Gewang’s reach in China and helped to further expand the Company’s market share in selenium products beyond selenium supplements. Currently Guangong Gewang distributes 89 distinct products which include processed foods such as selenium enriched porridge, ready to eat foods such as selenium enriched peanuts, and ingredients such as selenium-enriched flower. Guangong Gewang is actively engaged in marketing healthy selenium rich foods, including Selenium-Rich Maize Residue, Selenium-Rich Brown Rice. Selenium Enriched Black Beans, Selenium Enriched Buckwheat Kernel and Selenium Enriched Ormosia. These foods compliment the Company’s Jindanli branded products by raising awareness of the need for selenium in the diets of our target consumer market.

Principles of Consolidation

Registrant is a holding company whose assets consist of (a) an indirect 98% ownership interest in Guangdong Gewang and (b) an indirect 30% ownership interest in Guangdong Tianmei.   Guangdong Gewang is primarily engaged in the sale of selenium supplements within the PRC, and is a member of the Chinese Selenium Supplements Association. Guangdong Tianmei is engaged in the business of distributing selenium-rich bottled water, as well as functioning as a placement agent for products from other manufacturers.

Before August 8, 2016, the Company effectively and substantially controlled Guangdong Gewang through a series of captive agreements made on April 6, 2015 between Guangdong Gewang, its equity owners and Gewang Selenium. On July 13, 2016, Gewang Selenium exercised its option to purchase all of the registered equity of Guangdong Gewang.  The purchase price paid for the equity was RMB10,000 (approximatelyUS$1,519).  The equity was purchased from Shili Zhang, Yun Zeng and Wei Xu. Shili Zhang was the Company’s CEO until April 8, 2016 and is the father of Mengdi Zhang, who owned 12.7% of the Company's outstanding common stock at the time of the sale on July 13, 2016.  The other two sellers are not affiliated with the Company.

Upon application to the provincial government for registration of the transfer of equity, the Company was informed that Gewang Selenium would not be permitted to own 100% of Guangdong Gewang. Therefore the parties modified the exercise of the option to provide that Gewang Selenium would purchase only 98% of the registered equity of Guangdong Gewang. The purchase price paid for the equity was RMB 9,800 (approximatelyUS$1,500). The remaining 2% of the registered equity was then sold by Yun Zeng to Haiping Wu for a price of RMB 200,000 (approximatelyUS$30,400), which equaled 2% of the registered equity of Guangdong Gewang. Haiping Wu is a Director of Guangdong Gewang. The acquisition, as modified, was then approved by the provincial government on August 8, 2016.

Prior to the acquisition, Gewang Selenium controlled Guangdong Gewang through a series of contractual agreements, which made Guangdong Gewang a variable interest entity, the effect of which was to cause the balance sheet and operating results of Guangdong Gewang to be consolidated with those of Gewang Selenium in the Company's financial statements. As a result of the acquisition by Gewang Selenium of the registered ownership of Guangdong Gewang, the balance sheet and operating results of Guangdong Gewang will hereafter continue to be consolidated with those of Gewang Selenium as its majority-owned subsidiary. The previous non-controlling interest was reclassified to additional paid-in-capital.

In May 2016, our wholly owned subsidiary, Biotechnology International purchased 30% of the outstanding shares of Tianmei Australia.  The purchase price was US$1,000,000 payable to Guangdong Tianmei. On May 16, 2016 Tianmei Australia acquired all of the outstanding shares of Tianmei BVI.   Tianmei BVI, through its wholly owned subsidiary, a Hong Kong holding company, owns all of the equity of a wholly foreign-owned subsidiary organized in PRC, which wholly owns Guangdong Tianmei.

JOBS Act

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an EGC until the earlier of: the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•

reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and

•

exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

 We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with SEC.

The Jobs Act also provides that we can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may not adopt new or revised accounting standards until those standards would otherwise apply to private companies.

Internal Control Over Financial Reporting

Assessing our staffing and training procedures to improve our internal control over financial reporting is an ongoing process. We are not currently required to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and are therefore our independent registered public accounting firm has not been engaged to express, nor have they expressed, an opinion on the effectiveness of our internal control over financial reporting.

Operating Segments

We have performed an internal analysis to identify the our reportable operating segments. Various factors were assessed and we concluded that all streams of revenue use the same resources (management, HR, fixed assets, advertising, etc.). The chief operating decision maker is only provided with a breakdown of wholesale and retail revenues. Due to the operations and management being the same for both revenue streams, we believe that segmental reporting is not required.

Results of Operations for the Years ended November 30, 2015 and 2014

The following table sets forth key components of our results of operations during the years ended November 30, 2015 and 2014, and the percentage changes between 2015 and 2014.

	November 30, 2015 (US $)	November 30, 2014 (US $)	Change %
Revenue	$ 4,184,255	$ 2,368,016	77%
Cost of Sales	(1,186,461)	(725,449)	64%
Gross profit	2,997,794	1,642,567	83%
Selling and marketing expenses	836,040	473,670	77%
General and administrative expenses	528,627	150,154	252%
Total operating expenses	1,364,667	623,824	119%
Income from operations	1,633,127	1,018,743	60%
Other income	13,508	2,900	366%
Income before provision for income taxes	1,646,635	1,021,643	61%
Provision for income taxes	457,922	264,553	73%
Net income before noncontrolling interests	1,188,713	757,090	57%
Noncontrolling interests	(61,790)	(38,952)	59%
Net income attributable to common stockholders	$ 1,126,923	$ 718,138	57%

Sales

Our sales increased to $4,184,255 for the year ended November 30, 2015 from $2,368,016 for the year ended November 30, 2014, an increase of $1,816,239 or 77%. In addition to the beneficial effects of our marketing efforts, the primary causes of the increase were:

•

Increased demand for our products allowed us to implement a 30% increase in our wholesale prices. Our average unit price in and before March 2014 was $81 (RMB 500) and increased to $105 (RMB 650) from April 2014.

•

During the first half of fiscal 2014, our sales were made exclusively from the head office, mostly to wholesale customers but with modest retail sales. During the latter part of fiscal 2014, we increased retail sales from our head office and opened our first physical store in Chancheng. In June 2015, we opened a second store in Xiamen. In October 2015, we opened a third store in Changsha. Retail sales were 30% and 18% of total sales for the years ended November 30, 2015 and 2014. The retail average unit selling price during fiscal 2015 was $222 (RMB 1,380).

The following table shows the source of our revenue in the comparable periods:

	Year ended Nov. 30, 2015		Year Ended Nov. 30, 2014
	Sales	% of total	Sales	% of total
Office wholesale	$ 2,945,440	70%	$1,930,057	82%
Office retail	505,406	12%	380,368	16%
Changcheng store retail	621,025	15%	57,591	2%
Xiamen store retail	93,618	2%	--	0%
Changsha store retail	18,766	<1%	--	0%
	$ 4,184,255	100%	$ 2,368,016	100%

Gross Profit

Our cost of sales has increased during the past two years due to increased unit prices paid to our manufacturers. Although our cost for “Organic Selenium Powder” increased by 44% in April 2014, the increase in cost for our two best selling products was less than the 30% overall increase in our sales price: our unit purchase price for the “Xikang Capsule” increased by 22% to $35; the unit purchase price of our “Xizhi Capsule” increased by 25% to $32. Therefore, our gross profit margin increased by 2% to 71.6% for the year ended November 30, 2015.

Selling Expenses

Our selling expenses increased by 77% to $836,040 for the year ended November 30, 2015 from $473,670 for the year ended November 30, 2014. Our selling expenses will not increase in strict proportion to an increase in sales, because a large component of our selling expenses is a fixed license fee that we pay to the Academy for use of the selenium formulae developed by the Academy. On the other hand, our selling expenses include rent, transportation expenses, advertising expenses and salaries incurred for the sales function, all of which will tend to increase as our sales increase. In addition, one specific reason for the increase in our selling expenses was the opening of our retail stores in Foshan, Xiamen and Changsha since September 2014.

General and administrative expenses

Our general and administrative (“G&A”) expenses increased by 252% to $528,627 for the year ended November 30, 2015 from $150,154 for the year ended November 30, 2014. The largest components of our G&A expenses are the salaries of administrative personnel and government-mandated benefits provided to all of our staff. The change in G&A expenses from year to year occurred primarily as a result of the expansion of our business in the past year, as reflected in the growth of our sales.

Pre-tax Income

Because our operating expenses increased at a faster rate than our gross profit during the year ended November 30, 2015, our operating income increased by only 60%, to $1,633,127 in the year ended November 30, 2015 from $1,018,743 in the year ended November 30, 2014, respectively, less than the 83% increase in our gross profit.

As we have very little debt, our only other income consisted entirely of interest income earned on our bank balances: $13,508 and $2,900 during the years ended November 30, 2015 and 2014, respectively. Our pre-tax income, therefore, was $1,646,635 and $ 1,021,643 for the years ended November 30, 2015 and 2014 respectively.

Net Income

Due to the 61% increase in our pre-tax income for year ended November 30, 2015, our provision for income taxes increased to $457,922 for the year ended November 30, 2015 from $264,553 for the year ended November 30, 2014. Our effective tax rate was the same as the statutory rate of 25% for the years ended November 30, 2015 and 2014. After deducting the provision for income taxes and noncontrolling interests, China Gewang reported net income before noncontrolling interests of $1,188,713 and $757,090 for the years ended November 30, 2015 and 2014, respectively. Because the VIE Agreements assigned to Gewang Selenium only 95% of the net income of Guangdong Gewang, we recorded a deduction for noncontrolling interests, after which our net income attributable to common stockholders was $1,126,923 ($0.02 per share) for the year ended November 30, 2015 and $718,138 ($0.02 per share) for the year ended November 30, 2014.

Results of Operations for the Three Months Ended August 31, 2016 Compared with the Three Months Ended August 31, 2015

The following table sets forth key components of our results of operations during the three months ended August 31, 2016 and 2015, and the percentage changes between 2016 and 2015.

	August 31, 2016 (US $)	August 31, 2015 (US $)	Change %
Gross revenue	$ 18,588,296	$ 1,066,381	1,643%
Revenue reduction - promotion fees	(1,522,152)
Cost of Goods Sold	(11,150,902)	(350,488)	3,082%
Gross profit	5,915,242	715,893	726%
Selling and marketing expenses	793,468	212,242	274%
General and administrative expenses	235,273	120,383	95%
Total operating expenses	1,028,741	332,625	209%
Income from operations	4,886,501	383,268	1,175%
Other income	411	4,316	(90%)
Income before provision for income taxes and equity investment	4,886,912	387,584	1,161%
Provision for income taxes	1,230,889	100,544	1,124%
Equity in income of investee	1,735,366	-	100%
Net income before noncontrolling interests	5,391,389	287,040	1,778%
Noncontrolling interests	(166,925)	(13,574)	1,130%
Net income attributable to common stockholders	$ 5,224,464	$ 273,466	1,810%

Sales

Our sales increased to $18,588,296 for the three months ended August 31, 2016 from $1,066,381 for the three months ended August 31, 2015, an increase of $17,521,915 or 1,643%. We did not increase the prices of any of our products. However, we have begun to wholesale products manufactured by other companies through our distribution network and have also increased the volume of sales of our Jindanli branded products. The following factors had the greatest impact on our increase in sales:

•

Total wholesale sales, including of our Jindanli branded products and products manufactured by other companies to our distribution network of 14 major wholesale customers by our headquarters marketing personnel increased by $16,369,594 or 1870% primarily due to an increase in the number of sales personnel during the three months ended August 31, 2016.

•

Of the total increase in wholesale sales during the three months ended August 31, 2016, $14,422,529 is attributable to the wholesale of products manufactured by other companies, which consists of 89 separate products. In the three months ended August 31, 2015, we did not wholesale any products other than our Jindanli branded products.

•

Of the total increase in wholesale sales during the three months ended August 31, 2016, $14,422,529 is attributable to new wholesale customers. Since March 2016, we have signed agreements with 6 chain stores to distribute selenium products to hundreds of retail stores, and this expansion of our customer base has greatly increased our volume of sales.

•

Of the total increase in wholesale sales during the three months ended August 31, 2016, $1,947,065 is attributable to an increase in the volume of wholesale sales of our existing 3 Jindanli branded selenium supplements, from $875,340 for the three months ended August 31, 2015, an increase of 243%. These increases are related to an expansion of our sales staff, which has increased the volume of sales of our existing products.

•

Retail sales increased by $1,121,291 or 587% for the three months ended August 31, 2016. Due to increased rent and small pedestrian flow, we closed our Changcheng, Xiamen and Changsha stores on May 31, 2016 and opened stores in Foshan, Longyan and Zhuzhou and a flagship store in Guangzhou on June 1, 2016. The new stores are located in areas with large pedestrian flow, resulting in a sharp increase in retail sales. In addition, the new stores stock an inventory of 89 separate selenium products, whereas the previous stores stocked only the three Jindanli branded selenium supplements.

•

During the three months ended August 31, 2016, we commenced franchising the use of our trademark, name identification and other business resources. The franchisee is required to pay us a franchise fee and management fees. During the three months ended August 31, 2016, two franchisees signed with us, and we recorded total revenue of $31,030 from their franchise fees and management fees.

The following table shows the source of our revenue in the comparable periods:

	Quarter ended August 31, 2016		Quarter ended August 31, 2015
	Sales	% of total	Sales	% of total
Headquarters wholesale-Selenium supplements	$2,822,405	15.2%	$875,340	82.0%
Headquarters wholesale-Selenium products	14,422,529	77.6%	--	--
Headquarters retail store	368,770	2.0%	78,899	7.4%
Changcheng retail store	--	--	92,124	8.7%
Xiamen retail store	--	--	20,018	1.9%
Foshan retail store	191,088	1.0%	--	--
Longyan retail store	162,476	0.9%	--	--
Zhuzhou retail store	141,835	0.7%	--	--
Flagship retail store	448,163	2.4%	--	--
Franchise fee and management fee	31,030	0.2%	--	--
	$18,588,296	100%	$1,066,381	100%

Gross Profit

For the past two years we have sold three selenium supplements, and only recently began to resell a wide variety of selenium-related products that we purchase at wholesale. After increasing over the past two fiscal years, the unit prices that we pay to our manufacturers for the selenium supplements stabilized in the second quarter of fiscal 2016. As a result, our gross margin for selenium supplements was not significantly changed: 71.3% in the three months ended August 31, 2016 compared to 67.1% in the three months ended August 31, 2015. However, the selenium-related products that we resell yielded a gross margin of only 22.0% for the three months ended August 31, 2016. As a result, our overall gross margin declined to 31.8% for the three months ended August 31, 2016 from 67.1% for the three months ended August 31, 2015.

Selling Expenses

Our selling expenses increased by 274%, or $581,226 to $793,468 for the three months ended August 31, 2016 from $212,242 for the three months ended August 31, 2015. To obtain a strong distribution channel in a short time, we spent $1,522,152 in promotion fees, which were classified as a reduction of revenue for the three months ended August 31, 2016. In addition, our selling expenses also include rent, transportation expenses, advertising expenses and salaries incurred for the sales function, all of which will tend to increase as our sales increase.

General and Administrative Expenses

Our general and administrative (“G&A”) expenses increased by 95% to $235,273 for the three months ended August 31, 2016 from $120,383 for the three months ended August 31, 2015. The largest components of our G&A expenses are the salaries of administrative personnel and government-mandated benefits provided to all of our staff. The change in G&A expenses from year to year occurred primarily as a result of the expansion of our business in the past year, as reflected in the growth of our sales.

Income from Operations

Because the sharp increase in our sales generated a material increase in our gross profit, our operating income increased by 1,175% to $4,886,501 for the three months ended August 31, 2016 from $383,268 for the three months ended August 31, 2015.

As we have very little debt, our other income for the three months ended August 31, 2016 and 2015 consisted of interest income earned on our bank balances of $5,246 and $4,316, respectively. Finally, we recorded as a non-operating expense the fee of $4,835 paid in the recent quarter to terminate the lease for our Chancheng store. Our pre-tax income, therefore, was $4,886,912 and $387,584 for the three months ended August 31, 2016 and 2015, respectively.

Net Income

Due to the increase in our pre-tax income, our provision for income taxes increased by 1,124% to $1,230,889 for the three months ended August 31, 2016 from $100,544 for the three months ended August 31, 2015. In this period, our effective tax rate was the same as the statutory rate of 25%.   We also recorded investment income of $1,735,366, representing our 30% interest in the net income reported by Guangdong Tianmei for the three months ended August 31, 2016. After deducting the provision for income taxes and adding equity in income of investee, China Gewang reported net income before noncontrolling interests of $5,391,389 and $287,040 for the three months ended August 31, 2016 and 2015, respectively.

Before August 8, 2016, the VIE Agreements assigned to Gewang Selenium 95% of the net income of Guangdong Gewang. On August 8, 2016, China Gewang purchased 98% of the registered equity of Guangdong Gewang. Our non-controlling interest, therefore, was reduced from 5% to 2%. We recorded a deduction for noncontrolling interests of $166,925 and $13,574 for the three months ended August 31, 2016 and 2015, respectively, after which our net income attributable to common stockholders was $5,224,464 ($0.07 per share) and $273,466 ($0.01 per share) for the three months ended August 31, 2016 and 2015, respectively.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. Our local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China on the balance sheet date. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended August 31, 2016 and 2015, foreign currency translation adjustments of $(338,017) and $(314,805), respectively, have been reported as other comprehensive loss in the consolidated statement of changes in stockholders’ equity. The material negative adjustment during three months ended August 31, 2016 was primarily due to devaluation of the PRC currency of approximately 3.5% in August 2015 and a further devaluation of 0.5% in January 2016. Further devaluations could occur.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is, therefore, no guarantee the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation. Substantially all of our assets are located in the PRC which makes it difficult for any funds to be utilized outside the PRC.

Results of Operations for the Nine Months Ended August 31, 2016 Compared with the Nine Months Ended August 31, 2015

The following table sets forth key components of our results of operations during the nine months ended August 31, 2016 and 2015, and the percentage changes between 2016 and 2015.

	August 31, 2016 (US $)	August 31, 2015 (US $)	Change %
Gross revenue	$ 25,243,577	$ 3,072,993	721%
Revenue reduction - promotion fees	(1,858,907)
Cost of Sales	(14,518,511)	(897,546)	1,518%
Gross profit	8,866,159	2,175,447	308%
Selling and marketing expenses	1,376,686	540,887	155%
General and administrative expenses	495,212	308,637	60%
Total operating expenses	1,871,898	849,524	120%
Income from operations	6,994,261	1,325,923	428%
Other income	12,987	8,187	59%
Income before provision for income taxes	7,007,248	1,334,110	425%
Provision for income taxes	1,770,858	338,154	424%
Equity in income of investee	2,143,641	--	100%
Net income before noncontrolling interests	7,380,031	995,956	641%
Noncontrolling interests	(247,920)	(45,651)	443%
Net income attributable to common stockholders	$ 7,132,111	$ 950,305	651%

Sales

Our sales increased to $25,243,577 for the nine months ended August 31, 2016 from $3,072,993 for the nine months ended August 31, 2015, an increase of $22,170,584 or 721%. We did not increase the prices of any of our products. However, we have begun to wholesale products manufactured by other companies through our distribution network and have also increased the volume of sales of our Jindanli branded products. Since March 2016, we have signed agreements with six chain stores to distribute selenium products to hundreds of retail stores, and we have made sales of selenium products totaling $17,631,996 to these six chain stores for the nine months ended August 31, 2016. The following factors had the greatest impact on our increase in sales:

•

Total wholesale sales, including of our Jindanli branded products and products manufactured by other companies to our distribution network of 14 wholesale customers by our headquarters marketing personnel increased by $20,852,408 or 959%, primarily due to an increase in the number of sales personnel during the nine months ended August 31, 2016.

•

Of the total increase in wholesale sales during the nine months ended August 31, 2016, $18,080,159 is attributable to the wholesale of products manufactured by other companies, which consists of 89 separate products. In the nine months ended August 31, 2015, we did not wholesale any products other than our Jindanli branded products. Of the total increase in wholesale sales during the nine months ended August 31, 2016, $18,080,159 is attributable to new wholesale customers. Since March 2016, we have signed agreements with 6 chain stores to distribute selenium products to hundreds of retail stores, and this expansion of our customer base has greatly increased our volume of sales..

•

Of the total increase in wholesale sales during the nine months ended August 31, 2016, $2,772,249 is attributable to an increase in the volume of wholesale sales of our existing 3 Jindanli branded selenium supplements, from $2,173,717 for the nine months ended August 31, 2015, an increase of 128%. These increases are related to an expansion of our sales staff, which has increased the volume of sales of our existing products.

•

Retail sales increased by $1,287,076, or 143% for the nine months ended August 31, 2016 and 2015. Due to increased rent and small pedestrian flow, we closed our Changcheng, Xiamen and Changsha stores on May 31, 2016 and opened stores in Foshan, Longyan and Zhuzhou and a flagship store in Guangzhou on June 1, 2016. The new stores are located in areas with large pedestrian flow, resulting in a sharp increase in retail sales. In addition, the new stores stock an inventory of nearly 100 selenium products, whereas the previous stores stocked only three selenium supplements.

•

During the nine months ended August 31, 2016, we commenced franchising the use of our trademark, name identification and other business resources. The franchisee is required to pay us a franchise fee and management fees. During the nine months ended August 31, 2016, two franchisees signed with us, and we recorded total revenue of $31,030 from their franchise fees and management fees.

The following table shows the source of our revenue in the comparable periods:

	Nine Months ended		Nine Months ended
	August 31, 2016		August 31, 2015
	Sales	% of total	Sales	% of total
Headquarters wholesale-selenium supplements	$4,945,966	19.60%	$2,173,717	70.70%
Headquarters wholesale- selenium products	18,080,159	71.60%	--	--
Headquarters retail store	614,957	2.40%	389,911	12.70%
Changcheng retail store	267,524	1.10%	489,347	15.90%
Xiamen retail store	197,833	0.80%	20,018	0.70%
Changsha retail store	162,476	0.60%	--	--
Foshan retail store	191,088	0.80%	--	--
Longyan retail store	162,476	0.60%	--	--
Zhuzhou retail store	141,835	0.60%	--	--
Flagship retail store	448,163	1.80%	--	--
Franchise fee and management fee	31,100	0.10%	--	--
	$25,243,577	100%	$3,072,933	100%

Gross Profit

For the past two years we have sold three selenium supplements, and only recently began to resell a wide variety of selenium-related products that we purchase at wholesale. After increasing over the past two fiscal years, the unit prices that we pay to our manufacturers for the selenium supplements stabilized in the second quarter of fiscal 2016. As a result, our gross margin for selenium supplements was not significantly changed: 71.5% in the nine months ended August 31, 2016 compared to 70.8% in the nine months ended August 31, 2015. However, the selenium-related products that we resell yielded a gross margin of only 22.1% for the nine months ended August 31, 2016. As a result, our overall gross margin declined to 35.1% for the nine months ended August 31, 2016 from 70.8% for the nine months ended August 31, 2015.

Selling expenses

Our selling expenses increased by 155%, or $835,799 to $1,376,686 for the nine months ended August 31, 2016 and 2015 from $540,887, for the nine months ended August 31, 2015. To obtain a strong distribution channel in a short time, we spent $1,858,907 in promotion fees, which were classified as a reduction of revenue for the nine months ended August 31, 2016. In addition, our selling expenses also include rent, transportation expenses, advertising expenses and salaries incurred for the sales function, all of which will tend to increase as our sales increase.

General and administrative expenses

Our general and administrative (“G&A”) expenses increased by 60% to $495,212 for the nine months ended August 31, 2016 from $308,637 for the nine months ended August 31, 2015. The largest components of our G&A expenses are the salaries of administrative personnel and government-mandated benefits provided to all of our staff. The change in G&A expenses from year to year occurred primarily as a result of the expansion of our business in the past year, as reflected in the growth of our sales.

Income from operations

Because the sharp increase in our sales generated a material increase in our gross profit, our operating income increased by 428% to $6,994,261 for the nine months ended August 31, 2016, from $1,325,923 for the nine months ended August 31, 2015.

As we have very little debt, our other income for the nine months ended August 31, 2016 and 2015 consisted of interest income earned on our bank balances of $16,341 and $8,187. We also recorded a trade-mark license fee of $1,481 charged to our investee, Guangdong Tianmei, for the nine months ended August 31, 2016. Our pre-tax income, therefore, was $7,007,248 and $1,334,110 for the nine months ended August 31, 2016 and 2015, respectively.

Net income

Due to the increase in our pre-tax income, our provision for income taxes increased by 424% to $1,770,858 for the nine months ended August 31, 2016 from $338,154 for the nine months ended August 31, 2015. In this period, our effective tax rate was the same as the statutory rate of 25%.   We also recorded investment income of $2,143,641, representing our 30% interest in the net income reported by Guangdong Tianmei for the nine months ended August 31, 2016. After deducting the provision for income taxes and adding equity in income of investee, China Gewang reported net income before noncontrolling interests of $7,380,031 and $995,956 for the nine months ended August 31, 2016 and 2015, respectively.

Before August 8, 2016, the VIE Agreements assigned to Gewang Selenium 95% of the net income of Guangdong Gewang. On August 8, 2016, China Gewang purchased 98% of the registered equity of Guangdong Gewang. Our non-controlling interest, therefore, was reduced from 5% to 2%. We recorded a deduction for noncontrolling interests of $247,920, and $45,651, respectively, for nine months ended August 31, 2016 and 2015, after which our net income attributable to common stockholders was $7,132,111($0.11 per share) and $950,305 ($0.02 per share) for the nine months ended August 31, 2016 and 2015, respectively.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. Our local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China on the balance sheet date. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the nine months ended August 31, 2016 and 2015, foreign currency translation adjustments of $(646,801) and $(317,904), respectively, have been reported as other comprehensive loss in the consolidated statement of changes in stockholders’ equity. The material negative adjustment during nine months ended August 31, 2016 was primarily due to devaluation of the PRC currency of approximately 3.5% in August 2015 and a further devaluation of 0.5% in January 2016. Further devaluations could occur.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is, therefore, no guarantee the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation. Substantially all of our assets are located in the PRC which makes it difficult for any funds to be utilized outside the PRC.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and sale of our common stock. As a result, at August 31, 2016, our only debt consisted of $256,044 in loans from a stockholder, which consisted of US Dollars loaned to pay our expenses in the U.S.

During the nine months ended August 31, 2016, the increase in our working capital was approximately equal to the sum of our net income for the period ($7,380,331) and the proceeds of two private placements of common stock (together, $9,848,200). Our working capital as of August 31, 2016 was $22,274,427, which represented an increase of$13,384,723 during the nine months then ended. The approximation of our net income (plus capital paid-in during the period) to the increase in our working capital occurs because our operations, which involve no manufacturing and limited real estate, require very modest capital investments and, as a result, almost all of our assets and all of our liabilities are current. Until we further implement our plan to open a series of dedicated retail stores, which will add depreciable capital assets to our balance sheet, net income should continue to increase our working capital.

For the nine months ended August 31, 2016, our principal investing activity was the purchase of a 30% interest in Guangdong Tianmei for $1,002,944. In addition, we purchased equipment for $94,953. Our investing cash flows for the nine months ended August 31, 2015 consisted of the purchase of fixed assets for $34,991. Again, as we develop our physical presence by investing in retail stores, cash used in investing activities will increase, and may require expansion of our cash flows from financing activities.

For the nine months ended August 31, 2016 and 2015, our financing activities provided $9,848,200 and $5,056,415, respectively, which represented the proceeds of two private placements of our common stock during fiscal year 2016 and one during fiscal year 2015. The $5,000,000 proceeds of that private offering were supplemented by a stockholder loan of $56,415 during the nine months ended August 31, 2015.

During the nine months ended August 31, 2016, although we recorded net income of $7,380,031, our operations used $6,992,656 in net cash. This difference occurred in part because our net income included $2,143,641 attributable to our investment in Guangdong Tianmei. The primary reason for the disparity between net income and use of cash, however, was the marked increase in our sales volume during the third quarter of fiscal 2016, which caused our accounts receivable balance at August 31, 2016 to exceed the balance at November 30, 2015 by $12,203,424. In addition, in anticipation of further growth, we increased the balance of our prepaid expenses by $5,598,870, to assure delivery of inventories as needed. These uses of cash were partially offset by a $4,258,281 increase in our accounts payable and a $1,090,476 increase in our tax payable, both of which reflect the growth in our operations. In contrast, during the nine months ended August 31, 2015, when the level of our operations was modest, the cash used in our operations was only $387,375 less than our net income, as the increase in our accounts receivable was modest.

As of November 30, 2015, our only debt consisted of $166,106 in loans from a stockholder, which consisted of US Dollars loaned to pay our expenses in the U.S.

For the year ended November 30, 2015, the increase in working capital was approximately equal to the sum of our net income for the same period and the proceeds of a private placement of common stock for $5,000,000. Our working capital as of November 30, 2015 was $8,889,704, which represented an increase of $5,839,436 during the fiscal year then ended. The approximation of our net income to the increase in our working capital occurs because our operations, which involve no manufacturing and limited real estate, require very modest capital investments and, as a result, almost all of our assets and all of our liabilities are current. Until we further implement our plan to open a series of dedicated retail stores, which will add depreciable capital assets to our balance sheet, net income should continue to increase our working capital.

For the year ended November 30, 2015, our investing activities consisted of the purchase of equipment for $52,485. In the same period, our financing activities provided $5,000,000, which represented the proceeds of a private placement of $5,000,000. Our financing cash flows were nil during the year ended November 30, 2014. Our investing cash flows for the year ended November 30, 2014 consisted of the purchase of fixed assets for $6,676. Again, as we develop our physical presence by investing in retail stores, cash used in investing activities will increase, and may require expansion of our cash flows from financing activities.

Because of our ample cash position and the profitability of our operations, we do not anticipate incurring significant additional debt.  Therefore, our liquidity should be adequate to sustain the full implementation of our business plan for at least the next twelve months and the foreseeable future.

As operating income increased by 428% to $6,994,261 for the nine months ended August 31, 2016, from $1,325,923 for the nine months ended August 31, 2015, we have seen a commensurate favorable trend in our capital position. During that same fiscal period, our sales expenses also increased 155% or $1,376,686, and we paid $1,858,907 in promotion fees. We believe that our increased spending on selling expenses and promotion fees has led to the favorable material change in our capital position. As such we expect to continue to invest capital in these areas using operating income and the proceeds of this offering to continue this favorable trend.

As of August 31, 2016 and January 9, 2017 we held the equivalent of approximately US$9,775,975 and 14,921,301, respectively in our bank accounts and had no outstanding debt. We believe we can raise the necessary capital to continue expanding our sales income solely from this offering, and we do not expect to utilize any debt financing.

Our greatest capital commitment in the long term is our quarterly payments to the Academy for licensing and for research and development. Currently, we have committed to paying the Academy RMB 600,000 (US$86,724) per year for the next four years for licensing fees and RMB 4,000,000 (US$578,160) quarterly for research and development for the next ten years. We expect to fund these fees through a mixture of operating revenue and from the proceeds of this offering (see also “Use of Proceeds”).

In the short term, over the next year we expect to renew all of our current leases, which will require a capital commitment of RMB 2,820,000 (US$407,603), which we expect to pay through operating revenue. We also hope to open up to 26 new retail stores, which will require a capital commitment of US$2,309,000 to be paid out of the proceeds of this offering (see also “Use of Proceeds”).

Our 721% increase in revenue for the nine months ended August 30, 2016 from the nine months ended August 30, 2015, much of which is due to the efforts an expanded sales team, has allowed us to allocate more funds to advertising in the fourth quarter of 2016, which we believe will result in a further increase in sales in the future. As such, we have not allocated any of the proceeds of this offering towards advertising costs. As of the date of this prospectus, we are currently paying RMB 6,000,000 (US$867,240) per month in advertising, which is significantly higher than we have paid in the past. We are committed to paying our current rate of advertising costs until March 31, 2017.

In the nine months ended August 30, 2016, we expended $1,858,907 on promotion fees to wholesale customers, and during that same period our wholesale sales increased by $20,852,408 or 959%. These fees are generally paid up front on an annual basis, and we are currently only committed to making monthly promotion fee payments of RMB 820,000 (US$118,638) until March 30, 2017. Because of the increase in sales, which we believe has resulted in large part from our sales team seeking out new wholesale customers and paying these promotion fees, we plan to spend more on promotion fees in the upcoming fiscal year. We have projected that we could spend up to RMB 58,104,000 (US$8,398,353) in promotion fees in the 2017 fiscal year, which we expect to fund through a mixture of revenue and from the proceeds of this offering (see also “Use of Proceeds”).

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB”) issued Accounting Standards Update ("ASU") ASU 2016-02 – Leases.  The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.  The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  We are currently evaluating the impact of our pending adoption of the new standard on our financial statements.

In July 2015, the FASB issued ASU No. 2015-11 (Subtopic 330) - Simplifying the Measurement of Inventory, which provides guidance to companies who account for inventory using either the first-in, first-out (“FIFO”) or average cost methods. The guidance states that companies should measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. Early adoption is permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-03 – Interest – Imputation of Interest (Subtopic 835-30). This ASU addressed the simplification and presentation of debt issuance costs by presenting them in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts or premiums. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-01 – Income Statement – Extraordinary and Unusual Items (Subtopic 225-20). This ASU addressed the simplification of income statement presentation by eliminating the concept of extraordinary items. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued authoritative guidance that requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern and requires additional disclosures if certain criteria are met. This guidance is effective for fiscal periods ending after December 15, 2016, with early adoption permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

Except for the foregoing ASU, there were no recent accounting pronouncements that have or will have a material effect on the Company’s financial position or results of operations.

DESCRIPTION OF BUSINESS

Guangdong Gewang was founded in June 2010 in Guangzhou City, with registered capital of RMB 10 million (US$1,561,000). Guangdong Gewang is engaged in the sale of selenium supplements within the PRC. It is a standing member of the Chinese Selenium Supplements Association.

Guangdong Gewang initiated its business by cooperating with the Academy of Agricultural Sciences of Shandong Province (the Academy) in the development of formulas for three selenium supplements: a selenium capsule, a capsule combining selenium with glossy ganoderma (a therapeutic mushroom), and a selenium powder. The Academy has given Guangdong Gewang an exclusive license to manufacture and market the three products. As a result of our relationship with the Academy, Guangdong Gewang has required no investment in research and development within the past two years.

The Academy also assisted Guangdong Gewang in identifying manufacturing companies possessing the advanced nanometer processing technology and production processes needed to produce the products. Guangdong Gewang now outsources the manufacturing of the products, then sells them under the trademarked brand “Jindanli”. We currently have three separate trademarks in China on aspects of the Jindanli brand, which expire in 2022, 2023 and 2025 respectively, at which time Guangdong Gewang can apply for renewal. The Jindanli brand is important to our efforts to distinguish our products from other manufacturers.

Initially, for the convenience of management, Guangdong Gewang marketed exclusively on a wholesale basis to chain stores that retail health care products. Early in 2014, as the Company developed the necessary infrastructure, Guangdong Gewang commenced direct marketing to consumers from its executive “home office.” Subsequently we have opened three more physical stores dedicated to the sale of Jindanli products.

Guangdong Gewang entered into a Licensing Agreement and a Supplementary Licensing Agreement (together, the “Licensing Agreements”) with the Academy which have been in effect since December 30, 2015. The Licensing Agreements have a term of five years and allow Guangdong Gewang the exclusive right to use the Academy-developed selenium formulas in its trademarked Jindanli branded products. The selenium formulas belong to the Academy but Guangdong Gewang has a license to use the formulas as it sees fit, including by contracting with third-party manufacturers to produce the products. The formulas are trade secrets, and Guangdong Gewang is contractually obligated to ensure the confidentiality of the formulas pursuant to the Licensing Agreements. The Academy must notify Guangdong Gewang of any improvements or upgrades to the selenium formulas, whereupon Guangdong Gewang has the option to choose to use the new formulas in its products.

In March 2016, Guangdong Gewang entered into cooperation agreements with 6 selenium enriched food product manufacturers for Guangong Gewang to distribute their selenium enriched food products to chain stores and to sell these products in Guangong Gewang’s retail stores. Guangdong Gewang pays promotion fees to chain stores to ensure optimal product placement and widespread distribution of these products. Guangong Gewang has worked with the Academy to ensure that each of these selenium enriched food product manufacturers meets its standards. Guangong Gewang has also begun to sell these selenium enriched food products in its flagship retail store alongside its Jindanli branded selenium products.  The wholesale and retail sales of selenium enriched food products has broadened Guangong Gewang’s reach in China and helped to further expand the Company’s market share in selenium products beyond selenium supplements.

Selenium

Background on Selenium

Selenium is one of the “essential” nutrients for humans, meaning that our bodies cannot produce it, and so we have to get it from our diet. Selenium deficiency can cause health problems including Keshan’s disease, and the World Health Organization has found that between 50 and 250 micrograms of selenium constitute a healthy daily intake.

Selenium was discovered as an element in 1817 by the Swedish chemist Jöns Jacob Berzelius, who determined the atomic weights of many elements and developed a system of chemical symbols. It was first thought to be a toxin, but scientists determined that selenium was an essential mineral in the 1950s. By the 1960s doctors began researching selenium’s possible tumor fighting properties in animals, according to the American Cancer Society.

Scientists now know selenium is necessary in the body’s production of selenoproteins, a family of proteins that contain selenium in the form of an amino acid. So far, 25 different selenoproteins in the body have been isolated, but only half of their functions have been identified. Selenium is one of several nutrients known to have antioxidant properties, meaning selenium plays a part in chemical reactions that stop free radicals from damaging cells and DNA. Free radicals are unstable molecules from environmental toxins, or from byproducts of the human body’s metabolism. In 1973, a paper published by JT Rotruk et al. showed that selenium is the basic component of erythrocyte glutathione peroxidase (GSH-PX), an enzyme that removes harmful substances produced by cell respiration. Further research into the antioxidant functions of selenium have shown that six other enzymes (glycine reductase, formate dehydrogenase, nicotinic acid hydroxylase, sulfur dehydrogenase and xanthine solution enzyme) are activated only in the presence of selenium.

Human and animal research has found selenoproteins are involved in embryo development, thyroid hormone metabolism, antioxidant defense, sperm production, muscle function and the immune system’s response to vaccinations. Antioxidant supplements, including selenium, are often touted to help prevent to heart disease, cancer and vision loss.

According to the Chinese Selenium Supplements Association, selenium is purported to help people with asthma, and reduce the risk of rheumatoid arthritis and cardiovascular disease. Selenium levels drop with age, so some have claimed selenium can slow the aging process, cognitive decline and dementia. Low selenium levels are also implicated in depression, male infertility, weak immune systems and thyroid problems.

Plants grown in soil containing selenium convert it into a form that is usable to humans or animals. Soil around the world varies in its selenium concentration. The higher the concentration of selenium is in soil, the higher the concentration of selenium is in crops. Soil in Nebraska, South and North Dakota, for example, is especially rich in selenium, and people living in these areas typically have the highest dietary intake of selenium in the United States.

Soil in some areas of China and Russia is naturally low in selenium. Selenium deficiencies in the Keshan region in northeast China were severe enough to spur a form of heart disease called cardiomyopathy, now called Keshan’s disease. Chinese government programs to supplement people’s diets with selenium in the 1970s greatly reduced cases of Keshan disease, according to the National Institutes of Health’s Office of Dietary Supplements. Low selenium levels in China, Tibet and Siberia may also play a role in a type of osteoarthritis called Kashin-Beck disease.

Seventy-two percent (72%) of the land in China is selenium-poor. In the area from the three provinces in Northeast China to the Yunnan Guizhou plateau, two-thirds of the arable land is recognized as having selenium deficiency, where the selenium content of the principal crops is less than 0.05ppm.

Selenium Toxicity

The human body only needs a trace amount of selenium, so it is possible to overdose with selenium supplements. For example, in 2008, a liquid dietary supplement that was 200 times more concentrated than advertised led to selenium poisoning in more than 200 people in the U.S. The most common effects were diarrhea, fatigue, hair loss, joint pain , brittle nails and nausea. A third of the people affected continued to experience symptoms 90 days after taking the mislabeled supplements.

Taking too much selenium over time can lead to selenosis, which can cause hair loss, nail loss, nausea, irritability, fatigue and some nerve damage. Other symptoms of chronic selenium overdose are a metallic taste in the mouth, and a garlic scent on the breath. A selenium overdose can cause skin lesions and nervous system abnormalities. In severe cases, selenium toxicity can cause tremors, kidney failure, cardiac failure, respiratory distress or even death.

The Institute of Medicine’s Food and Nutrition Board caps the safe daily intake of selenium at 45 micrograms for infants, 60 to 90 micrograms in toddlers, 150 to 280 micrograms in prepubescent children and 400 micrograms in adults.

Selenium may increase the risk of bleeding if it is combined with blood thinners such as clopidogrel (Plavix), coumadin, heparin or aspirin, according to the University of Maryland Medical Center. Animal studies show selenium supplements may also extend the effects of sedatives. Antioxidant supplements that included selenium have been shown to interfere with cholesterol-lowering treatments.

For these reasons, our marketing program combines both information about the need for adequate selenium intake with advice and warnings about the risk of excess ingestion of selenium.

The Opportunity in China

We believe that the importance of selenium to human health and the fact of selenium deficiency in large parts of China create a vast market potential for development. Selenium has been studied extensively in China. These efforts have resulted in confirming that selenium is an important element for human health and that there are areas within China that are significantly deficient in the soil and water. In the past decade, Chinese government policy has helped to enhance the potential of the selenium market.

Since 2008, the government has assisted Ankang City in developing selenium-rich products as a pillar industry. Government officials reviewed the experience of selenium supplement at home and abroad, and solicited the opinions of experts on selenium supplement research. Based on that review, the government developed the first provincial “selenium content standards” for Shaanxi Province, completed a census of selenium-rich resources in Ankang prefecture, drew an atlas of soil rich in selenium, established a selenium-rich food label system, selenium research and development institutions, cultivated selenium-rich food enterprises, organized a food industry association, and established a sound selenium-rich food industry development framework and system. These activities evidence the government’s support of the selenium industry.

The selenium industry is still in its infancy. It is currently fragmented and no dominant players. According to the Chinese Selenium Supplements Association, over three hundred, mostly small, enterprises are engaged in producing selenium products. Production costs are high because the products have not yet achieved economic scale. In addition, because the industry is new, the quality of selenium-rich health products is uneven, in part due to the lack of a nationwide standard for selenium products in China. In spite of these challenges, the selenium industry as a whole grew to 26.6 billion RMB (US$40,600,000) in 2015 with a historical annual growth rate of 9.3% to 13.1%, and we believe the industry will experience rapid growth in the future.

Our Products

Through a partnership with the Academy of Agricultural Sciences of Shangdong Province, a highly regarded research institute in China, we have licensed the exclusive right to contract for the manufacture and marketing of products using three selenium formulas developed and owned by the Academy. In compensation for the license, we pay the Academy a fee of 50,000 RMB ($8,104) per month.

Currently Guangong Gewang distributes 89 distinct products which include processed foods such as selenium enriched porridge, ready to eat foods such as selenium-enriched peanuts and ingredients such as selenium enriched flower. Guangong Gewang is actively engaged in marketing healthy selenium rich foods including Selenium-Rich Maize Residue, Selenium-Rich Brown Rice. Selenium Enriched Black Beans, Selenium-Enriched Buckwheat Kernel and Selenium-Enriched Ormosia. These foods compliment the Company’s Jindanli branded products by raising awareness to the need for selenium in the diets of our target consumer market.

We currently offer the following products for sale under the brand “Jindanli”:

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Selenium Capsules. 51% of our sales in fiscal year 2015 were sales of our selenium capsules. The selenium capsules are sold in a box of 300 capsules, with a recommended dosage of one capsule twice daily. A box of selenium capsules (i.e. a five month supply) retails for 1,380 RMB ($215) with a wholesale price of 650 RMB ($101).

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Selenium - Glossy Ganoderma Capsules. 30% of our sales in fiscal year 2015 were sales of our selenium - glossy ganoderma capsules. Glossy ganoderma is an edible fungus, known as the “magical oriental mushroom” in traditional Chinese medicine. Glossy ganoderma is believed to boost energy, control blood pressure, and strengthen the immune system. Guangdong Gewang offers glossy ganoderma combined with selenium because the anti-oxidant effects of the selenium help prevent oxidation of the glossy ganoderma spore powder, thereby maximizing the effectiveness of the glossy ganoderma. A box of 300 selenium - glossy ganoderma capsules (i.e. a five month supply) retails for 1,380 RMB ($215) with a wholesale price of 650 RMB ($101).

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Organic Selenium Powder. 19% of our sales in fiscal year 2015 were sales of our selenium powder. We offer the selenium powder in a box of 90 bags, with a recommended dosage of one or two bags daily .. A box (i.e. a 1½ to three month supply) retails for 1,380 RMB ($215) with a wholesale price of 650 RMB ($101).

The only significant raw material needed for our selenium capsules and selenium powder is selenium. Selenium is readily available, as it has numerous industrial uses. For our selenium - glossy ganoderma capsules, we also need glossy ganoderma. Historically, the reisha mushroom, which is the source of glossy ganoderma, was rare in the wild. Recently, however, farmers have been successful in domesticating the reisha mushroom, which has resulted in an abundance of the reisha mushroom and of its derivative glossy ganoderma. As a result, sourcing our raw materials is not a matter of concern, nor are we subject to significant effects from changes in the prices of our raw materials.

Our Manufacturing

Currently, we outsource our manufacturing to three production companies:

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Yantai Yisheng Pharmaceutical Co., Ltd., which produces our selenium capsules;

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Taian Zhishengtang Ganoderma Lucidum Co., Ltd., which produces our selenium - glossy ganoderma capsules; and

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Beijing Technology Development Company of CAAS, which produces our organic selenium powder.

Guangdong Gewang maintains relatively little inventory, other than the shelf supplies at our physical stores. Generally, upon receipt of an order from our customer, we place a corresponding order with the appropriate manufacturer. Guangdong Gewang and our colleagues at the Academy strictly supervise the production process, and we inspect and accept the finished product. When the products are ready for shipment, our logistics team engages a delivery service to pick up the product from the manufacturer’s site and deliver it to the customer, at the manufacturer’s cost.

We have signed with each manufacturer, as well as with the Academy, a Product Manufacture and Purchase Agreement. Each agreement has a five year term, and mandates that the products be manufactured to our specification, with the manufacturer bearing responsibility for any product defects. The agreement gives Guangdong Gewang the authority to supervise the manufacturing process. We have also signed with each manufacturer a Non-Disclosure Agreement, which requires the manufacturer to protect the product formula and trade secrets, and prevents the manufacturer from entering into any venture in competition with us.

Our Marketing

Selenium deficiency is harmful to all humans. It is of particular concern, however, to the elderly and to lactating women. As we deliver information to the populations of areas with selenium-poor soil, those two groups are our target market. Nevertheless, our staff is committed to raising awareness of selenium issues throughout China, particularly in the eastern regions with large populations and selenium-poor soil. Our marketing staff makes personal appearances throughout our prime markets, both to raise awareness of the problem of selenium deficiency and to educate consumers about the proper use of selenium supplements and the risks of excess selenium ingestion. Additionally, we plan to develop a media advertising program in the future.

At present, Guangdong Gewang has distribution agreements with fourteen major wholesale customers, including eight well-established distributors that retail health care products and six chain stores that sell selenium-enriched food in China. Each wholesale customer is assigned an exclusive market and barred by contract from selling in other markets. The fourteen wholesale customers , their designated markets and the expiration of the respective contracts are:

Chain Store	Market	Expiration
Dongguan Renzheng Pharmaceuticals and Trading Co., Ltd.	Dongguan	March 5, 2017
Shenzhen Youmeikang Biotechnology Co., Ltd.	Shenzhen	March 7, 2017
Foshan Kangchen Biotechnology Co., Ltd.	Foshan	March 25, 2017
Fujian Beier Pharmaceuticals Co., Ltd.	Fujian	April 14, 2017
Guangdong Sinopharm Pharmaceuticals Co., Ltd.	Guangdong	May 9, 2017
Huizhou Liqi Pharmaceuticals Co., Ltd.	Huizhou	May 9, 2017
Shanwei Pharmaceutical Health Product Co., Ltd.,	Shanwei	October 15, 2018
Heyuan City Corning Pharmaceutical Biotechnology Co., Ltd	Heyuan	October 23, 2018
Anhui Huishanghongfu Chain Supermarket LLC	Anhui	February 28, 2017
Zhejiang Supply &Sales Supermarket Co., Ltd.	Zhejiang	March 1, 2017
Tianjin Quanbao Supermarket Limited Liability Company	Tianjin	March 29, 2017
Shanghai Liangyou Jinban Convenience Chain Co., Ltd.	Shanghai	June 2, 2017
Shanxi Taiyuan Tangjiu Supermarket Co., Ltd.	Shanxi	July 26, 2017
Guangzhou Huayuda Commerce and Trade Co., Ltd.	Guangzhou	March 30, 2017

Our distribution agreements require that each wholesale customer pay 30% of the purchase price when an order is placed and the remaining 70% within seven days after delivery. Guangdong Gewang warrants that the products will conform to all the requirements set forth in the New National Pharmacopeia of the National Food and Drug Supervision and Management Bureau, and that all products will have a remaining viable period of no less than 12 months when delivered.

Our distribution agreements with the wholesale customers do not prevent them from selling competitor’s selenium products. Rather we assure ourselves of their loyalty by providing focused advertising of our brand in the chain stores’ markets, thereby making sale of the Jindanli products an attractive, low-effort proposition for our wholesale customers ..

Our Competition

There are a limited number of name brands of selenium supplements in China, as the industry is in its early development period. In the markets where we do face competition, we emphasize the high quality of the Jindanli products such as the following:

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The Jindanli Selenium Capsule is designed using carageenan capsules to offer rapid absorption and high quality, yielding a product useful for all persons in need of added selenium in their diet.

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The Jindanli Selenium - Glossy Ganoderma Capsules offer an attractive combination of contemporary biotechnology with traditional healing. We source pure ganoderma spore powder from Mount Taishan wood, combine it with Jindanli selenium and package it in a carageenan capsule.

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The Jindanli Organic Selenium Powder provides the benefits of selenium to infants and the infirm, for whom swallowing capsules is difficult.

While the industry has grown significantly, we believe the market is still in its early stages which is why we believe the market is fragmented and lacking a nationally recognized brand of selenium supplements.

Due to the fragmented market comprised of small players, many potential customers’ initial experiences with selenium supplements are with what we believe to be inferior products, many of which make unsupportable health claims. According to the Chinese Selenium Supplements Association, this has led to a lack of confidence in the selenium supplements among the Chinese people. Therefore, our marketing strategy must include education and strong prudent promotion, coupled with publicity to build confidence in the industry and our brands.

We believe that the quality of our products, along with our association with top quality manufacturers and chain stores, will enable us to compete effectively and gain market share, as the selenium supplement industry grows.

Our Growth Strategy

Through our wholesale and retail operations, we are currently selling selenium products in Guangdong Province, Fujian Province, Zhejiang Province, Anhui Province, Hunan Province, Shanxi Province and Tianjin Province. We also have current plans to expand our sales through a combination of retail stores and wholesale chain stores to Jiangsu Province, Jiangxi Province, Hubei Province, Chongqing Province and Sichuan Province. We have begun our efforts to establish a nationwide reach through the wholesale and retail operations carried on at our home office, and our immediate plan is to bring intense marketing to regions where the need for selenium supplements is most pronounced, by locating dedicated corporate stores in these key markets. The stores will feature the Jindanli products, allowing us, by our pronounced presence, to bring attention to the issue of selenium deficiency, attract new customers, and provide customers with the information about the proper use of selenium supplements. The stores will also function as promoters of the Jindanli brand, and we believe this will enable us to build our brand as a high quality choice and become a dominant player in the market.

We currently have four stores, strategically located near our large chain customers. We opened our first store, in Chancheng, in September 2014, and opened two more stores, in Xiamen and Changsha, during fiscal year 2015. In June 2016, we opened our flagship store in Guangzhou. Also in June 2016, our Chancheng store moved to Foshan, our Xianmen store moved to Longyan and our Changshai store moved to Zhuzhou. Our goal is to open up to 26 new stores in the fiscal year 2017. Each store requires an investment of 300,000 to 400,000 RMB ($46,830 to $62,440) along with working capital of 100,000 to 200,000 RMB ($15,610 to $31,220).

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The stores do not carry any products that compete against the Jindanli products. However, the stores do carry other quality selenium products and related health food and other products allowing us to bring attention to the issue of selenium deficiency, attract new customers, provide them the information about the proper use of selenium supplements and offering a full array of quality selenium products and other health food and related products to allow customers to increase their understanding of selenium and one location for their health food and related products. The stores will also function as a training center for the employees of our large chain customers to support our education and marketing strategy throughout their respective stores with a focus on the Jindanli brand, allowing us to fill the void in the selenium industry that lacks any well-known brand.

Corporate Structure

The Registrant was incorporated on May 29, 2009 in the State of Nevada under the name Rich Star Development Corporation. On January 8, 2015 the Company’s corporate name was changed to “China Gewang Biotechnology, Inc.” The name change was effected as an amendment to the Registrant’s Articles of Incorporation pursuant to Nevada Revised Statutes Section 92A.200.

The Registrant was originally formed for the purpose of sourcing and distributing food products, paper products, janitorial products, restaurant utensils and equipment to the food service industry in the PRC. Due to lack of financing, the Registrant never initiated operations. On December 1, 2014, control of the Registrant was transferred by its management and its primary shareholders to Mr. Shili Zhang. Mr. Zhang immediately abandoned the Registrant’s prior business plan and set about causing the Registrant to acquire control of Guangdong Gewang.

Organization and Acquisition of Biotechnology International and Guangdong Gewang

The corporate structure of the Registrant and its subsidiaries and affiliates was developed through the following steps:

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In June 2010 three individuals (Shili Zhang, Yun Zeng, Wei Xu) organized Guangdong Gewang as a limited liability company in China under the name “Guangzhou Qinxiyuan Food Co., Ltd.” The registered equity was allocated among the founders thus: Shili Zhang - 54%, Yun Zeng - 28%, Wei Xu - 18%. On December 27, 2011, the Company changed its name to Guangzhou Qinxiyuan Biotechnology Co., Ltd. Subsequently on July 17, 2013, the name was changed to Guangdong Gewang Biotechnology Co., Ltd. Since the time of its organization, Guangdong Gewang has been engaged in the wholesale marketing of selenium supplements. Since January 2014 it has also engaged in retail marketing of selenium supplements.

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On June 3, 2014 Bing Hua Wu, a resident of the PRC, organized Hong Kong Gewang in Hong Kong. Bing Hua Wu organized Hong Kong Gewang at the behest of Shili Zhang, as the first step in Mr. Zhang’s plan to place Guangdong Gewang under foreign control. The registered capital of Hong Kong Gewang was 10,000 Hong Kong Dollars. Mr. Zhang established Hong Kong Gewang to take advantage of tax advantages offered by the government of China to WFOEs whose equity-owners are Hong Kong residents. On August 29, 2014 Bing Hua Wu transferred the capital stock of Hong Kong Gewang to Shili Zhang, who in turn transferred it to Bin Wang on October 17, 2014. On January 20, 2015 Bin Wang transferred the shares to Gao Yishi Yang, a resident of Beijing.

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On March 10, 2015 Hong Kong Gewang received a Certificate of Approval from the local government of the PRC approving the establishment of Gewang Selenium as a WFOE wholly owned by Hong Kong Gewang.

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On March 17, 2015 Shili Zhang organized Biotechnology International under the BVI Business Companies Act, 2004 in the British Virgin Islands. Mr. Zhang was appointed Director of Biotechnology International, and held 25% of the outstanding shares. The remainder of the 50,000 outstanding shares were purchased for US$1.00 each by nineteen of Mr. Zhang’s business associates, none of whom acquired more than 4.9% of the outstanding shares. Mr. Zhang organized a British Virgin Islands holding company because the tax policies as well as the flexible corporation laws of the British Virgin Islands are advantageous to residents of the PRC requiring an offshore holding company.

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On April 2, 2015 Gao Yishi Yang transferred to Biotechnology International all of the outstanding shares of Hong Kong Gewang in exchange for 10,000 Hong Kong Dollars.

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On April 6, 2015 Gewang Selenium, Guangdong Gewang and the equity owners in Guangdong Gewang entered into the Variable Interest Entity Agreements (the “VIE Agreements”), as a result of which Guangdong Gewang became a controlled affiliate (variable interest entity) of Gewang Selenium.

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On April 20, 2015 the Registrant acquired all of the capital stock of Biotechnology International through the Share Exchange with the shareholders of Biotechnology International.

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On July 13, 2016 the Registrant's wholly owned subsidiary, Gewang Selenium exercised its option to purchase all of the registered equity of Guangdong Gewang. The purchase price paid for the equity was RMB10,000 (approximately $1,519). The equity was purchased from Shili Zhang, Yun Zeng and Wei Xu. Shili Zhang was the Registrant's CEO until April 8, 2016 and is the father of Mengdi Zhang, who owned 12.7% of the Registrant’s outstanding common stock at the time of the sale on July 13, 2016. The other two sellers are not affiliated with the Registrant. Upon application to the provincial government for registration of the transfer of equity, the Registrant was informed that Gewang Selenium would not be permitted to own 100% of Guangdong Gewang. Therefore the parties modified the exercise of the option to provide that Gewang Selenium would purchase 98% of the registered equity of Guangdong Gewang. The remaining 2% of the registered equity was then sold by Yun Zeng to Haiping Wu for a price of RMB200,000 (approximately $30,380), which equaled 2% of the registered equity of Guangdong Gewang. The acquisition, as modified, was then approved by the provincial government on August 8, 2016. Prior to the acquisition, Gewang Selenium controlled Guangdong Gewang through a series of contractual agreements, which made Guangdong Gewang a variable interest entity, the effect of which was to cause the balance sheet and operating results of Guangdong Gewang to be consolidated with those of Gewang Selenium in the Registrant's financial statements. As a result of the acquisition by Gewang Selenium of registered ownership of Guangdong Gewang, the balance sheet and operating results of Guangdong Gewang will hereafter continue to be consolidated with those of Gewang Selenium as its majority owned subsidiary and the VIE Agreements are no longer in effect.  The previous non-controlling interest will be reclassified to additional paid-in-capital.

Acquisition of Tianmei Australia and Guangdong Tianmei

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On May 6, 2016, Biotechnology International participated in the organization of Tianmei Beverage Group Corporation Limited ("Tianmei Australia").  Biotechnology International purchased 30% of Tianmei Australia from Guangdong Tianmei for US$1,000,000. The remainder of Tianmei Australia is owned by several Chinese entities and individuals.

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On May 16, 2016, Tianmei Australia purchased all of the outstanding shares of Tianmei BVI. The purchase price paid by Tianmei Australia was US$50,000. The seller was not affiliated with the Registrant or its subsidiaries. Tianmei BVI, through its wholly owned subsidiary, a Hong Kong holding company, owns all of the equity of a wholly foreign-owned subsidiary organized in the PRC, which wholly owns Guangdong Tianmei. Guangdong Tianmei was organized in May 2015, and is engaged in the business of distributing selenium-rich bottled water and also functions as a placement agent for a variety of products from various manufacturers, all within the PRC.

Corporate Structure Chart

As of the date of this prospectus, our organizational structure is as follows:

Employees

As of the date of this prospectus, Guangdong Gewang has 83 employees: 3 in human resources, 3 in administration, 5 in accounting, 7 in the purchase department, 4 in logistics, 4 in technology quality control, 5 in brand management, 6 in the customer center, 6 in the Chairman’s office and 40 in external collaboration, which includes our store sales, training and regional management employees. All are full time employees.

PRC Government Regulations

Because our operating affiliate, Guangdong Gewang, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations’.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a subsidiary in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

The Enterprise Income Tax Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Gewang Selenium is considered a FIE and is directly held by our subsidiary in Hong Kong, Hong Kong Gewang. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong that directly holds at least 25% of the equity interest in the FIE will be subject to a withholding tax of no more than 5%. We expect that such 5% withholding tax will apply to dividends paid to Hong Kong Gewang by Gewang Selenium, but this treatment will depend on our status as a non-resident enterprise.

Properties

Because our business is exclusively sales, we require only modest real property to operate. Our home office in Guangzhou houses both our administrative functions and our marketing operations. We lease that property for an annual fee of 600,000 RMB ($93,660), with a lease termination date of July 1, 2017.  Our flagship store is leased for an annual fee of 960,000 RMB ($143,701), with a lease termination date of May 31, 2017.

We lease the properties that house our home office and flagship store and three other stores under the following terms:

Location	Annual Rent	Terminates
Guangzhou	960,000 RMB ($143,701)	May 31, 2017
Foshan	420,000 RMB ($62,869)	May 31, 2017
Longyan	420,000 RMB ($62,869)	May 31, 2017
Zhuzhou	420,000 RMB ($62,869)	May 31, 2017

Legal Proceedings

We are not involved in any material legal proceedings.

MANAGEMENT

Executive Officers, Directors and Corporate Governance

The names of our current officers and directors, as well as certain information about them, are set forth below:

Name	Age	Position(s)
Jun Wen	50	Chairman of the Board
Li Wang	46	Chief Executive Officer, Director
Lingjing Zhao	28	Secretary
Yingping Zhang	46	President, Chief Operating Officer and Director
Hai Lin	49	Independent Director
Ming Cheng	36	Chief Financial Officer and Treasurer
Ruigang Guo	42	Director

Biographies of Officers and Directors

Jun Wen. Mr. Wen has been employed since 2013 as Chairman of the China Xin Fu Group. In accordance with the Company’s bylaws, directors shall be elected at each annual meeting of the shareholders. Mr. Wen’s tern as a director commenced on July 1, 2016. In 2012 Mr. Wen was employed as General Manager of Nami Kente Group in Hong Kong. From 2009 to 2012, Mr. Wen served as Researcher and Assistant to the Dean of Beijing Huixia Scientific Medical School. In 2008 Mr. Wen was employed as Marketing Director of Shanxi Sanbafule Corporation. From 2006 to 2008 he was employed as Marketing Director of Jiutong Market in Hefei, Anhui Province. In 1988 Mr. Wen was awarded an Executive Master of Business Administration degree by Shanxi University. Mr. Wen is 50 years old.

We believe Mr. Wen is qualified to serve as a member of our board of directors because of his marketing, business and research experience as well as his perspective as the Chairman of our largest shareholder.

Li Wang. Since 2016 Ms. Wang has been employed as General Manager of Guangdong Gewang Biotechnology Co., Ltd., the Registrant’s operating subsidiary and has served as the Registrant’s Chief Executive Officer since April 2016. In accordance with the Company’s bylaws, directors shall be elected at each annual meeting of the shareholders. Ms. Wang’s term as a director commenced July 1, 2016. From January 2015 to December 2015, she served as Sales Director of BY-HEALTH Co., Ltd., a company specializing in the research and development and production of health products as well as business services. From 2004 through 2014 Ms. Wang was employed as Chairman of Beijing Tianrun Gewei Trading Co., Ltd., a company specializing in the import and export of medical and firefighting rescue products, where she was responsible for development strategy, management policy and budgeting, as well as operations management. From 1991 through 2003, Ms. Wang was employed as Sales Manager for Beijing China Textiles Import and Export (Group) Corporation. In 1991 Ms. Wang was awarded a Bachelor’s degree in economics with a major in International Business Administration by the University of International Business and Economics in Beijing. From 1998 through 2000, Ms. Wang did postgraduate study in International Trade at that same institution. She is 46 years old.

We believe Ms. Wang is qualified to serve as a member of our board of directors because of the experience and perspective she brings as our Chief Executive Officer and as General Manager of our operating subsidiary as well as her decades of experience in senior management of Chinese companies.

Lingjing Zhao. Ms. Zhao has been employed since 2013 as Director of Marketing by Guangdong Gewang, the Registrant’s operating subsidiary. In 2015 she was elected to serve as a member of the Registrant’s Board of Directors, a position she resigned on June 27, 2016. From 2009 to 2012 Ms. Zhao was employed as a Brand Director by the Guangdong Fangyuan Group, which marketed cosmetics to the health profession. From 2008 to 2009 Ms. Zhao was employed as an English translator at the Yuyuan Gardens in Shanghai. In 2008 Ms. Zhao was awarded a Bachelor’s Degree by the Central South University. Ms. Zhao is 28 years old.

We believe Ms. Zhao is qualified to serve as our Secretary because of her experience and perspective in marketing and branding and her English language proficiency ..

Yingping Zhang .. Since 2016 Dr. Zhang has served on a full time basis (40 hours per week) as our President and Chief Operating Officer of the Registrant. In accordance with the Company’s bylaws, directors shall be elected at each annual meeting of the shareholders. Dr. Zhang’s term as a director commenced on July 1, 2016. Between receiving his degree from Bethune Medical University in 1990 and his employment with the Registrant , Dr. Zhang was employed as Chief Physician by the Bethune International Peace Hospital (1991 to 2002), Beijing 252 Military Hospital (2003 to 2009) and Chinese People’s Liberation Army 153 Hospital (2010 to 2015). Dr. Zhang also serves as the Executive Director of the China Selenium Association, Director of the China Health Water Association, Researcher at China’s Difficult Disease Research Center, Secretary General of the Chinese Anti-Cancer Academy, Member of the China Trace Element Association, and Director of the Three High Four Disease Prevention Office. He is also the designated Successor for the Chief Team Leader and Selenium Application Experts of the China Selenium Supplement Project. Dr. Zhang is 46 years old.

We believe Dr. Zhang is qualified to serve as a member of our board of directors because of his experience in the healthcare field and because of his extensive knowledge of selenium and its medicinal value.

Hai Lin. Since 2015 Mr. Lin has been employed as General Manager of Red 13 Financial Holdings (Hong Kong) Co., Ltd. In accordance with the Company’s bylaws, directors shall be elected at each annual meeting of the shareholders. In accordance with the Company’s bylaws, directors shall be elected at each annual meeting of the shareholders. Mr. Lin’s term as director commenced on July 1, 2016. From 2013 to 2014 he was employed as General Manager of Shenzhen Qianhai Chengtai Investment Fund Management Co., Ltd. From 2010 to 2013, Mr. Lin was employed as Vice President of Gaoneng Tiancheng Investment Co., Ltd. In 1992 Mr. Lin was awarded a Master’s Degree in Finance by Fudan University. He is 49 years old.

We believe Mr. Lin is qualified to serve as a member of our board of directors because of his experience in finance and his strategic insight as an investment professional.

Ming Cheng. Since 2016 Mr. Cheng has served as our Chief Financial Officer and Treasurer. From 2013 to 2015 Mr. Cheng was employed as Financial Manager of the Harbin Power Plant Equipment Corporation. From 2010 to 2013 he was employed as Financial Manager by Harbin Shanglin Electronics Co., Ltd. In 2002 Mr. Cheng was awarded a Bachelor’s Degree with a major in financial accounting by the Central University of Finance and Economics. Mr. Cheng is 36 years old.

We believe Mr. Cheng is qualified to serve as our Chief Financial Officer and Treasurer because of his expertise in financial matters and accounting.

Ruigang Guo. . Since 2012 Mr. Guo has been employed as General Manager of Hangzhou Chunlu Network Technology Co., Ltd., which supports a members-only trading platform for rare curios and antiques. In accordance with the Company’s bylaws, directors shall be elected at each annual meeting of the shareholders. Mr. Guo’s term as director commenced September 5, 2016. From 2007 to 2010, Mr. Guo served as Senior Partner of the Beijing Alliance PKU Management Consultants Group. From 2005 to 2007, Mr. Guo was employed as Senior Consultant by the Beijing REDETAC Management and Consulting Limited Liability Company. Mr. Guo was awarded a Masters Degree in Business Administration by the University of International Business and Economics in 2005, and a Bachelor’s Degree with a concentration in Economics by the Central University of Finance and Economics in 1997. Mr. Guo is 42 years old.

We believe Mr. Guo is qualified to serve as a member of our board of directors because of more than 20 years experience in business management and as an expert in professional management practices.

Code of Ethics

The Company has not adopted a formal code of ethics applicable to its executive officers. The Company expects to adopt a formal code of ethics in connection with its uplisting to the NASDAQ Capital Market.

Director Independence

Hai Lin serves as an independent director, as the term “independent” is defined by the rules of NASDAQ .. The Company expects to fully comply with the independence rules of NASDAQ in connection with its uplisting to the NASDAQ Capital Market.

Family Relationships

There are no family relationships among any of our officers or directors.

Legal Proceedings Involving Officers and Directors

None.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors.  The Company expects to create committees which are compliant with the rules of NASDAQ in connection with its uplisting to the NASDAQ Capital Market.

Section 16(a) Compliance

Section 16(a) of the U.S. Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant's Common Stock, to file reports of ownership and changes of ownership with the U.S. Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received and on written representations from reporting persons, the Registrant was informed that our CEO Li Wang, our CFO and Treasurer Ming Cheng, our Secretary Lingjing Zhao, our directors Jun Wen, Hai Lin and Ruigang Guo and our 10% stockholders Hong Kong Nuoxin Investment Management Co, Limited, Hong Kong Quansheng Holding Management Co., Ltd and China Xin Fu Group Limited have untimely filed reports required under Section 16(a).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by, or paid by China Gewang Biotechnology, Inc. and its subsidiaries to its Chief Executive Officer and Chief Financial Officer during the past three fiscal years. There was no other officer or employee whose compensation for fiscal year 2015 exceeded $100,000.

	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Other Compensation	Total
Shili Zhang(1)	2015	$116,455(2)	--	--	--	--	$116,455
Fengxia Wu(3)	2015	$13,901	--	--	--	--	$13,901
Siu Mun Kung(4)	2014	--	--	--	--	--	--
	2013	--	--	--	--	--	--
Man Yee Kung(5)	2013	--	--	--	--	--	--

(1)

Shili Zhang was appointed Chief Executive Officer on December 1, 2014 in connection with the closing of his acquisition of a controlling interest in the Registrant at that time. Mr. Zhang also served as Chief Financial Officer from December 1, 2014 to April 20, 2015. Mr. Zhang resigned from his position as CEO and as a member of the board of directors on April 8, 2016.

(2)

Includes $17,999 paid to Mr. Zhang during the year ended November 30, 2015 and $98,456 accrued as of November 30, 2015 and subsequently paid.

(3)

Fengxia Wu was appointed Chief Financial Officer on April 20, 2015 and served until her resignation on June 27, 2016.

(4)

Siu Mun Kung served a Chief Executive Officer and Chief Financial Officer from September 2013 until December 1, 2014.

(5)

Man Yee Kung served as Chief Executive Officer and Chief Financial Officer until September 2013.

Additional Narrative Disclosure

Employment Agreements

All of our employment arrangements with our executives are on an at-will basis.

Equity Grants

The following tables set forth certain information regarding the stock options acquired by the Company’s Chief Executive Officer and Chief Financial Officer during the year ended November 30, 2015 and those options held by either of them on November 30, 2015.

	Number of securities underlying option granted	Percent of total options granted to employees in fiscal year	Exercise Price ($/share)	Expiration Date	Potential realizable value at assumed annual rates of appreciation for option term
					5%	10%
Shili Zhang	-	-	-	-	-	-
Fengxia Wu	-	-	-	-	-	-

The following table sets forth certain information regarding the stock grants received by the executive officers named in the table above during the year ended November 30, 2015 and held by them unvested at November 30, 2015.

Unvested Stock Awards in the Last Fiscal Year

	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Shili Zhang	-	-
Fengxia Wu	-	-

Director Compensation

The members of our Board of Directors received no compensation for their services on the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The Company obtained demand loans from one of its stockholders which are non-interest bearing. The loans of $256,044 as of August 31, 2016 and $166,106 as of November 30, 2015 are reflected as loans from Shili Zhang, a stockholder as of April 8, 2016. At the time of the November 30, 2015 loan, Shili Zhang was the Chief Executive Officer of the Registrant.

The Company entered into a promotion agreement with Guangdong Tianmei, a related party. Prepaid promotion expenses as of August 31, 2016 and November 30, 2015 were $122,874 and $0, respectively.

The Company entered into an agreement with Guandong Tianmei on June 10, 2015 to license the usage of the Company’s trademark for 10 years. Trademark revenue recorded for the three and nine months ended August 31, 2016 and 2015 were $0, $1,481, $0, and $0, respectively. The future commitment is approximately $1,500 each year.

Equity Investment

On April 28, 2016 the Company’s wholly owned subsidiary, Biotechnology International, entered into an investment agreement with Guangdong Tianmei. At that time, 88% of the equity in Guangdong Tianmei was owned by two individuals who together own 22% of the Company’s outstanding shares. The investment agreement provided that Biotechnology International would pay US$1,000,000 to acquire a 30% interest in an Australian corporation to be formed, which would indirectly own all of the equity in Guangdong Tianmei.

The acquisition by Biotechnology International of 30% Tianmei Australia was completed in May 2016, at which time Tianmei Australia acquired ownership, through subsidiaries, of Guangdong Tianmei. The investment agreement provided that payment of the $1,000,000 purchase price was due on June 20, 2016, which was paid in full on June 17, 2016.

The net worth of Guangdong Tianmei at the time of the acquisition was $4,888,840, 30% of which is $1,466,652. Because the Company and Guangdong Tianmei were under common control at the time of the acquisition, the $466,652 by which the Company’s share of the net worth of Guangdong Tianmei exceeded the purchase price has been recorded as an increase to additional paid-in capital.

The changes in the equity investment are summarized as follows:

	August 31, 2016	November 30, 2015
(Unaudited)

Initial investment	$ 1,466,652	$ -
Pro rata share of net income	2,143,641	-
Investment, end of period/year	$ 3,610,293	$ -

The following is a summary of results of operations of the investee for the period from the acquisition date to August 31, 2016:

Revenue	$19,041,844
Cost of revenue	$7,414,162
Expenses	$4,482,212
Net income	$7,145,470

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of January 9, 2017 by the following:

•

each shareholder known by us to own beneficially more than 5% of our common stock;

•

each of our officers and directors; and

•

all directors and executive officers as a group.

There are 75,000,000 shares of our common stock outstanding on the date of this report. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission.

In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these “issuable” shares in the outstanding shares when we compute the percent ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Jun Wen (Chairman of the Board)(1)	5,000,000	6.67%
Li Wang (Chief Executive Officer, Director)(2)	-	-
Zhang Yingping (President)(3)	17,000	*
Lingjing Zhao (Secretary) (4)	11,500	*
Hai Lin (Director)	-	-
Ming Cheng (CFO and Treasurer)	-	-
Ruigang Guo (Director)	-	-

All officers and directors as a group (7 persons):	5,028,500	6.67%

Han Xu (5)	26,100,000	34.80%
Mengdi Zhang (6)	17,000,000	22.66%
China Xin Fu Group Limited (7)	12,775,000	17.03%
Hong Kong Quansheng Holding Management Co., Ltd. (8)	10,000,000	13.33%
Hong Kong Nuoxin Investment Management Co, Limited (9)	7,500,000	10.00%
Xiuqin Jiang (10)	4,000,000	5.33%

* less than one percent (1%).

(1)

The address for Jun Wen is No. 1, Row 3, Zhuping District, Tongkuan, Yuanqu County, Shanxi Province, P.R. China.

(2)

The address for Li Wang is Xita 23C, Star International No. 8 Jinsui Road, Pearl River New Town.

(3)

The address for Zhang Yingping is Xita 23C, Star International No. 8 Jinsui Road, Pearl River New Town.

(4) The address for Lingjing Zhao is Xita 23C, Star International No. 8 Jinsui Road, Pearl River New Town.

(5) Han Xu has voting and dispositive control over 7,100,000 shares and has voting control over (i) 10,000,000 shares owned by Hong Kong Quansheng Holding Management Co., Limited, (ii) 5,000,000 shares owned by Jun Wen and (iii) 4,000,000 shares owned by Xiuqin Jiang.

(6) Mengdi Zhang (i) has voting and dispositive control over 9,500,000 shares and (ii) has voting control over the 7,500,000 shares owned by Hong Kong Nuoxin Investment Management Co., Limited. The address for Mengdi Zhang is Xita 23C, Star International No. 8 Jinsui Road, Pearl River New Town.

(7) Jun Wen is a director of but does not control China Xin Fu Group Limited. The address for China Xin Fu Group Limited is Unit 04, 7/F Bright Way Tower No. 33, Mong Kok RD KL Hong Kong.

(8) The address for Hong Kong Quansheng Holding Management Co., Ltd. is Unit A1, 7/F, Cheuk Nang Plaza, 250 Hennessy Road, Wanchai, Hong Kong. Xin Zhao has voting and dispositive control, and Han Xu has voting control, over the shares owned by Hong Kong Quansheng Holding Management Co., Limited.

(9) The address for Hong Kong Nuoxin Investment Management Co., Limited is Unit A1, 7/F, Cheuk Nang Plaza 250 Hennessy Road, Wanchai, Hong Kong. Fanfei Guan has voting and dispositive control, and Mengdi Zhang has voting control, over the shares owned by Hong Kong Nuoxin Investment Management Co., Limited.

(10) The address for Xiuqin Jiang is No. 27, Donjin Road, Jingcheng Town, Jingjiang City, Jiangsu.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and is not convertible into other securities. Our common stock is not subject to any liquidation preferences No shares of common stock are subject to redemption or any sinking fund provisions, and no shares have any transfer restrictions. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Underwriter’s Warrant

Upon the closing of this offering, we will sell to ViewTrade Securities Incorporated (for a nominal fee of $0.001) common stock purchase warrants covering a number of shares of our common stock equal to 5% of the total number of shares of common stock being sold in this offering. The Warrants will expire 3 years after date of issuance. The Warrants will be exercisable at a price equal to 120% of the public offering price. We are registering  the shares of common stock underlying such Warrants hereunder in this offering. The Warrants will provide for cashless exercise and if the cashless provision of the Warrants are unavailable to the Holders for any reason. The Company shall be required to offer all of the Holders of the Warrants and/or underlying securities the opportunity to register the underlying securities.  See also “Underwriting” for more information.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer. Its address is 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760. Its telephone number is (727) 289-0010. The transfer agent’s website is located at www.islandstocktransfer.com.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our Company.

Listing

We intend to commence the application process for the listing of our common stock on the Nasdaq Capital Market under the symbol “CGWB”. If we fail to obtain a listing on the Nasdaq Capital Market, we will not complete this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Our shares of common stock are currently quoted for trading on the OTCQB under the symbol “CGWB” and we intend to commence the application process for the listing of our common stock on the NASDAQ Capital Market under the symbol “CGWB”. There currently is an extremely limited trading market for our common stock on the OTCQB and there is no guarantee that the NASDAQ Capital Market, or any other national securities exchange or quotation system, will permit our shares to be listed and traded. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of 77,500,000 shares of common stock. The 2,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the U.S. Securities Act, except that any shares purchased by our “affiliates” as that term is defined in Rule 144 of the U.S. Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

All other outstanding shares not sold in this offering will be deemed “restricted securities” as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the U.S. Securities Act, which rules are summarized below. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market as follows (excluding [•] shares of common stock underlying the Underwriter’s warrant).

Approximate Number of Shares Eligible for Future Sale	Date
2,500,000	After the date of this prospectus, freely tradable shares sold in this offering
75,000,000

These shares, 32,000,000 of which were issued in connection with the Share Exchange transaction, may be sold under and subject to Rule 144.

However, holders of [•] of these shares have agreed with the Underwriters not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and shareholders upon their death), or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the prior written consent of the Underwriters, for a period of [•] days after the date of this prospectus.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least nine months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of common stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Lock-Up Agreements and Registration

Each of our executive officers and directors have agreed with the Underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company, including the issuance of shares of our common stock upon the exercise of currently outstanding options approved by the Underwriters, if any, without the prior written consent of the Underwriters, for a period of [•] months after the date of this prospectus.

We have been advised by the Underwriters that they have no present intention and there are no agreements or understandings, explicit or tacit, relating to the early release of any locked-up shares. The Underwriters may, however, consent to an early release from the lock-up period if, in its opinion, the market for the common stock would not be adversely impacted by sales. The release of any lock-up would be considered on a case-by-case basis. Factors that the Underwriters may consider in deciding whether to release shares from the lock-up restriction include the length of time before the lock-up expires, the number of shares involved, the reason for the requested release, market conditions, the trading price of our securities, historical trading volumes of our securities and whether the person seeking the release is an officer, director or affiliate of us.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement, dated     , 2017 , by and among us and ViewTrade Securities Incorporated, who is acting as the representative of the underwriters of this offering, each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Number
Underwriter	of Shares
ViewTrade Securities Incorporated	2,500,000

Total	2,500,000

The underwriters have agreed to purchase all of the shares offered by this prospectus that are not sold .. Under the terms of the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the shares are subject to the passing upon of certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters.

The shares should be ready for delivery on or about       , 2017 against payment in immediately available funds. The underwriters may reject all or part of any order.

Commissions and Discounts

The underwriters will initially offer the shares to be sold in this offering directly to the public at the public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $8 per share. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us.

	Per Share	Aggregate Amount
Public offering price	$[•]	$12,000,000
Underwriting discount (7%)	$[•]	$ 840 ,000
Non-accountable expense allowance (1.5%)(1)	$[•]	$180,000

Proceeds before other expenses (2)	$[•]	$10,080,000

(1)

The non-accountable expense allowance is equal to 1.5% of the gross proceeds of the offering.

(2)

We estimate that the total expense of this offering excluding the underwriters’ discount and the non-accountable expense allowance will be approximately $ [•] . These expenses include, but are not limited to, SEC registration fees, Financial Industry Regulatory, Inc., or FINRA, filing fees, NASDAQ Capital Market filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses and transfer agent fees.

We have also agreed to pay the representative’s expenses relating to the offering up to $150,000, including (q) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority (“FINRA”), (b) all fees, expenses and disbursements relating to background checks of our officers and directors, (c) all fees and expenses of virtual data rooms, (d) the costs of all mailing and printing of the prospectus and underwriting documents, (e) the fees and expenses of the representative’s legal counsel, and (f) accountable road show expenses for the offering. As of the date of this Prospectus, the Company has paid $[•], as a retainer against such fees

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities.

Underwriter’s Warrant

We have also agreed to issue to ViewTrade Securities Incorporated a warrant to purchase a number of shares of our common stock equal to an aggregate of 5% of the common stock sold in the offering. The warrant will have an exercise price equal to 120% of the offering price of the shares sold in this offering. The warrants are exercisable for 3 years from the issue date. The warrant allows for “cashless” exercise and if the cashless provision of the Warrants are unavailable to the Holders for any reason the Company shall be required to offer all of the Holders of the Warrants and/or underlying securities the opportunity to register the underlying securities.

Pursuant to the rules of the FINRA, and in particular Rule 5110 (g)(i) , the warrant (and underlying shares) issued to ViewTrade Securities Incorporated may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the date of delivery and payment for the shares offered; provided, however, that the warrant (and underlying shares) may be transferred to officers or partners of ViewTrade Securities Incorporated and members of the underwriting syndicate as long as the warrants (and underlying shares) remain subject to the lockup.

Other Terms

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the U.S. Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification liabilities under the U.S. Securities Act is against public policy as expressed in the U.S. Securities Act, and is therefore, unenforceable.

Price Stabilization, Short Positions

Until the distribution of the common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our common stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our securities in the open market.

•

Penalty Bids. The representatives may reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our common stock. These transactions may occur on the NASDAQ or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares of common stock offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

United Kingdom. No offer of shares of common stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of common stock has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Germany. Any offer or solicitation of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt fr Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to the common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the common stock to the public in Germany, any public marketing of the common stock or any public solicitation for offers to subscribe for or otherwise acquire the common stock. The prospectus and other offering materials relating to the offer of the common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece. This prospectus has not been approved by the Hellenic Capital Markets Commission or another EU equivalent authority and consequently is not addressed to or intended for use, in any way whatsoever, by Greek residents. The common stock have not been offered or sold and will not be offered, sold or delivered directly or indirectly in Greece, except to (i) “qualified investors” (as defined in article 2(f) of Greek Law 3401/2005) and/or to (ii) less than 100 individuals or legal entities, who are not qualified investors (article 3, paragraph 2(b) of Greek Law 3401/2005), or otherwise in circumstances which will not result in the offer of the new common stock being subject to the Greek Prospectus requirements of preparing a filing a prospectus (under articles 3 and 4 of Greek Law 3401/2005).

Italy. This offering of the common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the common stock be distributed in Italy, except (1) to professional investors (operatorig qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the common stock or distribution of copies of this prospectus or any other document relating to the common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Cyprus. Each of the Underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Switzerland. This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the common stock of in Switzerland.

Norway. This prospectus has not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the common stock are marketed and sold in Norway on a private placement basis and under other applicable exceptions from the offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Colombia. The common shares may not be offered or sold in the Republic of Colombia.

Costa Rica. The common shares described in this prospectus have not been registered with the Superintendencia General de Valores de Costa Rica, nor any other regulatory body of Costa Rica. This Prospectus is intended to be for your personal use only, and is not intended to be a Public Offering of Securities, as defined under Costa Rican law.

Panama. The common shares have not been registered with the National Securities Commission, nor has the offer, sale or transactions thereof been registered. The common shares are not under the supervision of the National Securities Commission.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common stock under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer or (iii) by operation of law.

The People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This Prospectus does not constitute an offer to sell the common stock to the public in Israel or a prospectus under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, pursuant to an exemption afforded under the Israeli Securities Law, this Prospectus may be distributed only to, and may be directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of certain mutual trust and provident funds, or management companies thereto, banks, as defined under the Banking (Licensing) Law, 5741-1981, except for joint service companies purchasing for their own account or for clients listed in the Addendum, insurers, as defined under the Supervision of Financial Services Law (Insurance), 5741-1981, portfolio managers purchasing for their own account or for clients listed in the Addendum, investment advisers purchasing for their own account, Tel Aviv Stock Exchange members purchasing for their own account or for clients listed in the Addendum, underwriters purchasing for their own account, venture capital funds, certain corporations which primarily engage in the capital market and fully-owned by investors listed in the Addendum and corporations whose equity exceeds NIS250 Million, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The issue of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The common stock may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the company, and the representatives represent and warrant that the common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

Oman. For the attention of the residents of Oman:

The information contained in this memorandum neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this memorandum is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman. This memorandum has been sent at the request of the investor in Oman, and by receiving this memorandum, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this memorandum has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the common stock within Oman. No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The Underwriters are neither companies licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The Underwriters do not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products. Nothing contained in this memorandum is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This memorandum is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation. Any recipient of this memorandum and any purchaser of the common stock pursuant to this memorandum shall not market, distribute, resell, or offer to resell the common stock within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this memorandum to others.

Canada.

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•

where required by law, that the purchaser is purchasing as principal and not as agent;

•

the purchaser has reviewed the text above under Resale Restrictions; and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our securities for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Robert Brantl, Esq. Dickinson Wright, PLLC is acting as counsel for the Underwriters and DaHui Lawyers is acting as PRC counsel for the Underwriters. Legal matters as to PRC law will be passed upon for us by Beijing Quanxiao Law Firm. Robert Brantl, Esq. may rely upon Beijing Quanxiao Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated balance sheets of China Gewang Biotechnology, Inc. and subsidiaries as of November 30, 2015 and 2014, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended November 30, 2015 appearing in this prospectus and the registration statement have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the U.S. Securities and Exchange Commission a registration statement under the U.S. Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the U.S. Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the U.S. Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the U.S. Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the U.S. Securities and Exchange Commission referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the U.S. Securities and Exchange Commission.

INDEX TO FINANCIAL STATEMENTS

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

INDEX

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of China Gewang Biotechnology, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of China Gewang Biotechnology, Inc. and Subsidiaries (the “Company”) as of November 30, 2015 and 2014, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended November 30, 2015. China Gewang Biotechnology, Inc. and Subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Gewang Biotechnology, Inc. and Subsidiaries as of November 30, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended November 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 29, 2016

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (In U.S. $)

	November 30,	November 30,
ASSETS	2015	2014

Current assets:
Cash	$ 8,669,034	$ 3,012,812
Accounts receivable	267,868	-
Inventory	156,778	53,996
Prepaid expenses	201,369	105,200

Total current assets	9,295,049	3,172,008

Property, plant and equipment, net	65,860	48,184

TOTAL ASSETS	$ 9,360,909	$ 3,220,192

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Advance from customers	$ -	$ 56,930
Accounts payable	-	7,225
Taxes payable	64,153	47,329
Accrued expenses and other payable	175,086	3,839
Loans from stockholder	166,106	6,417

Total current liabilities	405,345	121,740

Stockholders’ equity:
Common stock - $0.001 par value, 75,000,000 shares authorized, 45,500,000 shares issued and outstanding as of November 30, 2015 and 35,500,000 shares issued and outstanding as of November 30, 2014	45,500	35,500
Additional paid-in capital	6,525,743	1,539,275
Retained earnings	2,270,416	1,277,273
Statutory reserve fund	281,766	144,454
Other comprehensive (loss) income	(252,022)	62,998

Stockholders’ equity before noncontrolling interests	8,871,403	3,059,500
Noncontrolling interests	84,161	38,952
Total stockholders’ equity	8,957,564	3,098,452

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 9,360,909	$ 3,220,192

See accompanying notes to the consolidated financial statements.

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For The Years Ended November 30, 2015 and 2014 (In U.S. $)

	2015	2014
Revenue	$ 4,184,255	$ 2,368,016
Cost of goods sold	(1,186,461)	(725,449)

Gross profit	2,997,794	1,642,567

Operating expenses:
Selling and marketing	836,040	473,670
General and administrative	528,627	150,154

Total operating expenses	1,364,667	623,824

Operating income	1,633,127	1,018,743

Other income:
Interest income	13,508	2,900

Income before provision for income taxes	1,646,635	1,021,643
Provision for income taxes	457,922	264,553

Net income before noncontrolling interests	1,188,713	757,090
Noncontrolling interests	(61,790)	(38,952)

Net income attributable to common stockholders	$ 1,126,923	$ 718,138

Earnings per common share	$ 0.02	$ 0.02

Weighted average shares outstanding	40,944,444	35,500,000
Comprehensive income (loss):
Net income before noncontrolling interests	$ 1,188,713	$ 757,090
Foreign currency translation adjustment	(315,020)	1,333
Comprehensive (loss) income	873,693	758,423
Comprehensive (loss) income attributable to noncontrolling interests	46,039	39,019
Net comprehensive income attributable to common stockholders	$ 827,654	$ 719,404

See accompanying notes to the consolidated financial statements.

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

For The Years Ended November 30, 2015 and 2014 (In U.S. $)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Noncontrolling Interests	Statutory Reserve Fund	Other Comprehensive Income (Loss)	Total
Balance, December 1, 2013	$35,500	$1,539,275	$592,024	$16,113	$65,089	$61,665	$2,309,666
Net income			761,313	22,839			784,152
Statutory reserve			(76,131)		76,131		-
Other comprehensive income			67			1,266	1,333
Balance, November 30, 2014	35,500	1,539,275	1,277,273	38,952	144,454	62,998	3,098,452
Reverse merger adjustment	-	(3,532)	3,532	-	-	-	-
Issuance of Common Stock	10,000	4,990,000	-	-	-	-	5,000,000
Net income	-	-	1,126,923	61,790	-	-	1,188,713
Statutory reserve	-	-	(137,312)	-	137,312	-	-
Other comprehensive income	-	-	-	(16,581)	-	(315,020)	(331,601)
Balance, November 30, 2015	$45,500	$6,525,743	$2,270,416	$84,161	$281,766	$(252,022)	$8,955,564

See accompanying notes to the consolidated financial statements.

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For The Years Ended November 30, 2015 and 2014 (In U.S. $)

	2015	2014
Cash flows from operating activities:
Net income	$ 1,188,713	$ 793,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,121	25,962
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(267,868)	-
(Increase) in inventory	(102,782)	(53,996)
(Increase) in prepaid expenses	(96,169)	(90,470)
(Decrease) in accounts payable	(7,225)	-
(Decrease) increase in advances from customers	(56,930)	14,997
Increase in taxes payable	16,824	29,345
Increase in accrued expenses and other liabilities	330,936	9,410
Net cash provided by operating activities	1,037,936	728,904

Cash flows from investing activities:
Purchase of equipment	(52,485)
Net cash (used in) investing activities	(52,485)

Cash flows from financing activities:
Proceeds from sale of common stock	5,000,000	-
Net cash provided by financing activities	5,000,000	-

Effect of exchange rate changes on cash	(328,913)	1,366
Net change in cash	5,656,222	723,594
Cash, beginning	3,012,812	2,289,218
Cash, end	$ 8,669,034	$ 3,012,812

Supplemental disclosure of cash flow information:
Cash paid for interest	-	-
Cash paid for income taxes	$ 446,012	$ 238,026
Noncash financing activities:
Payment of accrued expenses and other payables by shareholders	$ 159,689	$ 6,417

See accompanying notes to the consolidated financial statements.

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

For The Years Ended November 30, 2015 and 2014 (In U.S. $)

1. ORGANIZATION

China Gewang Biotechnology, Inc. (the “Company”), formerly known as Rich Star Development, was incorporated under the laws of the State of Nevada on May 29, 2009. From its inception until the closing of the reverse merger described below, the Company was a development-stage company in the business of distributing designer clothing and footwear from established brands to customers around the world.

On April 20, 2015, the Company completed a reverse merger transaction through a share exchange with the stockholders of Biotechnology International Holding Ltd. (“Biotechnology International”), whereby the Company acquired 100% of the outstanding shares of Biotechnology International in exchange for 32,000,000 shares of its common stock, representing 90.14% of the issued and outstanding shares of common stock. As a result of the reverse merger, Biotechnology International became the Company’s wholly owned subsidiary and the former Biotechnology International stockholders became our controlling stockholders. The share exchange transaction was treated as a reverse acquisition, with Biotechnology International as the acquirer and the Company as the acquired party for accounting purposes.

On January 8, 2015, the Company filed a certificate of amendment to its articles of incorporation to change its name from “Rich Star Development” to “China Gewang Biotechnology, Inc.”

As a result of the transaction with Biotechnology International, the Company owns all of the issued and outstanding common stock of Hong Kong Gewang Holdings Group Limited (“Hong Kong Gewang”), a wholly owned subsidiary of Biotechnology International, which in turn owns all of the issued and outstanding common stock of Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd. (“Gewang Selenium”). In addition, the Company effectively and substantially controls Guangdong Gewang Biotechnology Co., Ltd. (“Guangdong Gewang”) through a series of captive agreements between Guangdong Gewang and Gewang Selenium.

The Company conducts its operations through its controlled consolidated variable interest entity (“VIE”), Guangdong Gewang. Guangdong Gewang, incorporated under the laws of the People’s Republic of China (“PRC”) on June 2010, is primarily engaged in the sale of selenium supplements within the PRC. It is a member of the Chinese Selenium Supplements Association.

On April 6, 2015, Gewang Selenium (the “WFOE”), a wholly owned subsidiary of Hong Kong Gewang, entered into a series of contractual arrangements (the “VIE agreements”). The VIE agreements include (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement and, (iv) Call Option Agreement with the stockholders of Guangdong Gewang.

Exclusive Technical Service and Business Consulting Agreement: Pursuant to the Exclusive Technical Service and Business Consulting Agreement, the WFOE provides technical support, consulting, training, marketing and operational consulting services to Guangdong Gewang. In consideration for such services, Guangdong Gewang has agreed to pay an annual service fee to the WFOE of 95% of Guangdong Gewang’s annual net income with an additional payment of approximately US$1,600 (RMB 10,000) each month. The Agreement has an unlimited term and only can be terminated upon written notice agreed to by both parties.

Proxy Agreement: Pursuant to the Proxy Agreement, the stockholders of Guangdong Gewang agreed to irrevocably entrust the WFOE to designate a qualified person acceptable under PRC law and foreign investment policies, to vote all of the equity interests in Guangdong Gewang held by the stockholders of Guangdong Gewang. The Agreement has an unlimited term and only can be terminated upon written notice agreed to by both parties.

Call Option Agreement: Pursuant to the Call Option Agreement, the WFOE has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in Guangdong Gewang held by each of the stockholders. To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately US$0.16 (RMB1.00) or the minimum amount required by PRC law or government practice. This Agreement remains effective until Gewang Selenium or its designated entities acquire 100% ownership of Guangdong Gewang.

Share Pledge Agreement: Pursuant to the Share Pledge Agreement, each of the stockholders pledged their shares in Guangdong Gewang to the WFOE, to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement. In addition, the stockholders of Guangdong Gewang agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in Guangdong Gewang that would affect the WFOE’s interests. This Agreement remains effective until the obligations under the Exclusive Technical Service and Business Consulting Agreement, Call Option Agreement and Proxy Agreement have been fulfilled or terminated.

As a result of the entry into the foregoing agreements, the Company has a corporate structure which is set forth as follows:

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include those of the Company, its wholly owned subsidiaries and the VIE, Guangdong Gewang. The Company is the primary beneficiary of the VIE. All significant intercompany accounts and transactions have been eliminated in consolidation. All consolidated financial statements and notes to the consolidated financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Variable Interest Entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. Guangdong Gewang’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1, the Company is deemed the primary beneficiary of Guangdong Gewang. Accordingly, the results of Guangdong Gewang have been included in the accompanying consolidated financial statements. Guangdong Gewang has no assets that are collateral for or restricted solely to settle their obligations. The creditors of Guangdong Gewang do not have recourse to the Company’s general credit.

The following financial statement amounts and balances of Guangdong Gewang have been included in the accompanying consolidated financial statements:

	November 30, 2015	November 30, 2014
TOTAL ASSETS	$ 9,360,262	$ 3,220,192
TOTAL LIABILITIES	$ 5,204,643	$ 114,515

	For the Years Ended November 30,
	2015	2014
Net income	$ 1,373,121	$ 793,656

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the PRC. The functional currency for the Company’s operations is the Renminbi (“RMB”). The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US dollars in accordance with Financial FASB ASC Section 830, “Foreign Currency Matters.”

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of income (loss) and comprehensive income (loss), changes in stockholders’ equity and cash flows have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income (loss).

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	November 30, 2015	November 30, 2014
Balance sheet items, except for stockholders’ equity, as of year end	0.1561	0.1631

	Years Ended November 30,
	2015	2014
Amounts included in the statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years presented	0.1610	0.1628

For the years ended November 30, 2015 and 2014, foreign currency translation adjustments of $(315,020) and $1,333, respectively, have been reported as other comprehensive income (loss). Other comprehensive income (loss) of the Company consists entirely of foreign currency translation adjustments.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting. In August 2015, the PRC devalued its currency by approximately 3.5%. Further devaluations of its currency could occur.

Revenue Recognition

Revenues are primarily derived from selling selenium related products to contract distributors, and from our retail stores. The Company’s revenue recognition policies comply with FASB ASC 605 “Revenue Recognition.” The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price paid by the customer is fixed or determinable and (iv) collection of the resulting account receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company has no product returns or sales discounts and allowances because goods delivered and accepted by customers are normally not returnable.

Wholesale Revenue

Wholesale revenue is recognized when title to the product is transferred to the distributors. Title is transferred upon receipt at the distributors’ locations, as determined by the specific sales terms. The sales terms do not allow for a right of return except for matters related to manufacturing defects.

Retail Revenue

Company-operated retail store revenues are recognized when payment is tendered at the point of sale.

The Company’s revenues for the years ended November 30, 2015 and 2014 are comprised as follows:

	2015	2014
Wholesale	$ 2,945,440	$ 1,930,057
Retail	1,238,815	437,959

	$ 4,184,255	$ 2,368,016

Shipping Costs

Shipping costs incurred by the Company are recorded as selling expenses. Shipping costs for the years ended November 30, 2015 and 2014 were $44,326 and $27,545, respectively.

Advertising Costs

Advertising costs are charged to operations when incurred. For the years ended November 30, 2015 and 2014, advertising expenses were $82,110 and $70,013 respectively.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the contract amount after deduction of trade discounts and, allowances, if any, and do not bear interest. The allowance for doubtful accounts, when necessary, is the Company’s best estimate of the amount of probable credit losses from accounts receivable. The Company determines the allowance based on historical write-off experience, the level of past-due accounts based on the contractual terms of the receivable, the relationship with the customer and current economic conditions.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

The Company required a 30% advance from customers through December 31, 2014. Commencing in January 2015, an advance from customers is no longer required. As of November 30, 2015 and 2014, accounts receivable was $267,868 and $0, respectively. The Company believes that its accounts receivable are fully collectable and determined that an allowance for doubtful accounts was not necessary.

Inventory

Inventory, comprised principally of boxed selenium capsules, selenium-glossy ganoderma capsules and selenium powder, are valued at the lower of cost or market. The value of inventory is determined using the first-in, first-out method.

The Company periodically estimates an inventory allowance for estimated unmarketable inventories when necessary. Inventory amounts are reported net of such allowances, if any. There were no allowances for inventory as of November 30, 2015 and 2014.

Fair Value of Financial Instruments

FASB ASC 820, ”Fair Value Measurement” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash and cash equivalents, accounts receivable, inventory, prepaid expenses, advances from customers, accounts payable, taxes payable, accrued liabilities and other payables, and loan from stockholder, approximated their fair values due to the short maturity of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Prepaid Expenses

Prepaid expenses primarily consist of rent, advertising expenses and licensing fees.

On January 5, 2011, the Company entered into a license agreement for the technology utilized for the manufacture of its products from an unrestricted third party. Under the agreement, the Company is required to pay a fee of $96,600 (RMB 600,000) in advance each year for five years from January 2011 to December 2015. The related prepaid licensing fees of $7,805 and $8,155 were included in prepaid expenses on the balance sheets as of November 30, 2015 and 2014, respectively. The license provides for renewal options. Since this agreement requires the advance payment of the annual licensing fee, there were no minimum payments remaining under this agreement as of November 30, 2015 and 2014.

Advance from Customers

There are no advances from customers as of November 30, 2015. For the year ended November 30, 2014, the advance from customers consists of a payment received from an unrelated third party on a sales contract entered into in November, 2014. The contract was completed upon delivery of products to the customer in December 2014.

Impairment of Long-Live Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets. No impairment of long-lived assets was recognized for the years ended November 30, 2015 and 2014.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after use is not less than 25% of registered capital. The required contribution to the statutory reserve fund was $281,766 and $144,454 as of November 30, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of November 30, 2015 and 2014, the Company does not have a liability for any unrecognized tax benefits. The Company’s tax filings are subject to examination by the tax authorities. The tax years of 2013 to 2014 remain open to examination by tax authorities in the PRC.

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

United States

The Company is subject to United States tax at graduated rates from 15% to 35%. No provision for income tax in the United States has been made as the Company had no U.S. taxable income for the years ended November 30, 2015 and 2014.

BVI

Biotechnology International is incorporated in the BVI and is governed by the income tax laws of the BVI. According to current BVI income tax law, the applicable income tax rate for the Company is 0%.

Hong Kong

Hong Kong Gewang is incorporated in Hong Kong. Pursuant to the income tax laws of Hong Kong, the Company is not subject to tax on non-Hong Kong source income.

PRC

Gewang Selenium and Guangdong Gewang are subject to an Enterprise Income Tax at 25% and file their own tax return.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

In July 2015, the FASB issued ASU No. 2015-11 (Subtopic 330) - Simplifying the Measurement of Inventory, which provides guidance to companies who account for inventory using either the first-in, first-out (“FIFO”) or average cost methods. The guidance states that companies should measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. Early adoption is permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-03 – Interest – Imputation of Interest (Subtopic 835-30). This ASU addressed the simplification and presentation of debt issuance costs by presenting them in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts or premiums. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-01 – Income Statement – Extraordinary and Unusual Items (Subtopic 225-20). This ASU addressed the simplification of income statement presentation by eliminating the concept of extraordinary items. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued authoritative guidance that requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern and requires additional disclosures if certain criteria are met. This guidance is effective for fiscal periods ending after December 15, 2016, with early adoption permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

4. RELATED PARTY TRANSACTIONS

The Company obtained demand loans from one of its stockholders which are non-interest bearing. The loans of $166,106 as of November 30, 2015 and $6,417 as of November 30, 2014 are reflected as loans from stockholder.

5. LEASES

The Company leases its warehouse and office space under a one-year operating lease, which expires on July 1, 2016, from an unrelated third party. The lease required the Company to prepay the total rent of $96,600 (RMB 600,000) in advance for one year. The Company leases its Chancheng store from an unrelated third party. The lease expired on August 31, 2015 required the Company to prepay the rent of $44,436 (RMB 276,000) in advance for one year. The Company renewed this lease to August 31, 2016 and prepaid the rent of $57,960 (RMB 360,000) in advance for one year. The Company also leases its Xiamen store from unrelated third party. The lease expires on June 1, 2016 and has a renewal option. The lease required the Company to prepay the rent of $57,960 (RMB 360,000) in advance for one year. Since these leases require the advance payment of the annual rent, there are no minimum payments remaining under these leases.

Rent expense for the years ended November 30, 2015 and 2014 was $181,125 and $44,501, respectively.

6. FIXED ASSETS

Fixed assets as of November 30, 2015 and 2014 are summarized as follows:

	2015	2014
Electronic equipment	$ 68,733	$ 25,410
Motor vehicles	69,714	72,840
Office equipment	12,936	6,752
	151,383	105,002
Less: accumulated depreciation	(85,523)	(56,818)
Fixed Assets - net	$ 65,860	$ 48,184

For the years ended November 30, 2015 and 2014, depreciation expense was $32,121 and $25,962, respectively.

7. INCOME TAXES

The provision for income taxes for the years ended November 30, 2015 and 2014 consisted of the following:

	2015	2014
Current	$ 457,922	$ 264,553
Deferred	-	-
	$ 457,922	$ 264,553

No provision for income taxes in the United States has been made. The Company did not generate any income in the United States or otherwise have any U.S. taxable income. The Company does not believe that it has any U.S. Federal income tax liabilities with respect to any transactions that the Company or any of its subsidiaries may have engaged in through November 30, 2015. However, there can be no assurance that the IRS will agree with this position, and therefore the Company ultimately could be liable for U.S. Federal income taxes, interest and penalties.

8. CONCENTRATION OF CREDIT AND BUSINESS RISKS

Cash and cash equivalents

Substantially all of the Company’s assets and bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

Major customers

For the year ended November 30, 2015, no customers accounted for over 10% of total revenues. For the year ended November 30, 2014, three customers accounted for 35% of revenue. As of November 30, 2015, seven customers accounted for 90% of accounts receivable. There were no accounts receivable as of November 30, 2014.

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective. The economy in the PRC has recently started to narrow.

The Company believes that Gewang Selenium’s contractual agreements with Guangdong Gewang are in compliance with PRC law and are legally enforceable. The stockholders of Guangdong Gewang are also the senior management of the Company and therefore the Company believes that they have no current interest in seeking to act contrary to the contractual agreements. However, Guangdong Gewang and its stockholders may fail to take certain actions required for the Company’s business or to follow the Company’s instructions despite their contractual obligations to do so. Furthermore, if Guangdong Gewang or its stockholders do not act in the best interests of the Company under the contractual agreements or any dispute relating to these contractual agreements remains unresolved, the Company will have to enforce its rights through the operations of PRC law and courts and therefore will be subject to uncertainties in the PRC legal system.

All of these contractual agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. As a result, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual agreements, which could make it difficult to exert effective control over Guangdong Gewang, and the ability of Gewang Selenium to conduct the Company’s business may be adversely affected.

9. ISSUANCE OF COMMON STOCK

The Company sold 10,000,000 shares of common stock at $0.5 per share for $5,000,000 pursuant to a stock purchase agreement dated May 14, 2015.

10. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

The following is the condensed financial information of China Gewang Biotechnology, Inc., the US parent, consisting of balance sheets as of November 30, 2015 and 2014, statements of income and cash flows for the years ended November 30, 2015 and 2014.

Condensed Balance Sheets

ASSETS	November 30, 2015	November 30, 2014
Investments in subsidiaries and VIE	$ 8,977,483	$ 3,026,966
TOTAL ASSETS	$ 8,977,483	$ 3,026,966
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$ 33,375	$ -
Stockholder loans	156,866	6,417
Total current liabilities	190,241	6,417
Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 45,500,000 shares issued and outstanding as of November 30, 2015 and 35,000,000 shares issued and outstanding as of November 30, 2014)	45,500	35,500
Additional paid-in capital	6,525,743	1,539,275
Statutory reserve fund	281,766	144,454
Other comprehensive (loss) income	(252,022)	62,998
Retained earnings	2,186,255	1,238,321
Total stockholder’s equity	8,787,242	3,020,549
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 8,977,483	$ 3,026,966

Condensed Statements of Income

	Year Ended November 30
	2015	2014
Revenues:
Share of earnings from investments in subsidiaries and VIE	$ 1,310,747	$ 724,555
Operating expenses:
General and administrative	183,824	6,417
Net income	$ 1,126,923	$ 718,138

Condensed Statements of Cash Flows

	Year Ended November 30
	2015	2014
Cash flows from operating activities:
Net income	$ 1,126,923	$ 718,138
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Share of earnings from investment in subsidiaries and VIE	(1,310,747)	(724,555)
Increase in accrued expenses and other liabilities	183,824	6,417
Net cash provided by (used in) operating activities	-	-
Net change in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$ -	$ -
Noncash financing activities:
Payment of accrued expenses and other payables by shareholder	$ 159,689	$ 6,417

Basis of Presentation

The Company records its investment in its subsidiaries and VIE under the equity method of accounting. Such investments are presented as “Investments in subsidiaries and VIE” on the condensed balance sheets and the subsidiaries and VIE profits are presented as “Share of earnings from investments in subsidiaries and VIE” in the condensed statements of income.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. The parent only financial information has been derived from the Company’s consolidated financial statements and should be read in conjunction with the Company’s consolidated financial statements.

There were no cash transactions in the US parent company during the years ended November 30, 2015 and 2014.

Restricted Net Assets

Under PRC laws and regulations, the Company’s PRC subsidiaries and VIE are restricted in their ability to transfer certain of their net assets to the Company in the form of dividend payments, loans or advances. The restricted net assets of the Company’s PRC subsidiaries and the VIE were approximately $9,038,000 and $3,066,000 as of November 30, 2015 and 2014, respectively.

The Company’s operations and revenues are conducted and generated in the PRC, and all of the Company’s revenues being earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulations in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into US Dollars.

Schedule I of Article 5-04 of Regulation S-X requires the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by its subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company only financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiaries and VIE exceed 25% of the consolidated net assets of the Company.

11. SUBSEQUENT EVENT

On January 18, 2016 the Company sold 12,000,000 shares of common stock to four individuals in a private offering. None of the purchasers were affiliated with the Company. The purchase price for the shares was three Renminbi (approximately US$0.4561) per share, or a total of 36 million Renminbi (approximately US$5,473,200). The purchase price was paid by the investors to Guangdong Gewang Biotechnology Co., Ltd., which is managed by a wholly owned subsidiary of the Company and accounted for as a variable interest entity with respect to the Company.

The shares were sold to individuals who are accredited investors and were purchasing for their own accounts. The offering, therefore, was exempt from registration under the U.S. Securities Act of 1933 pursuant to Section 4(a)(2) and Section 4(5) of the U.S. Securities Act. The offering was also sold in compliance with the exemption from registration provided by Regulation S, as all of the purchasers are residents of the People’s Republic of China.

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (IN U.S. $)

	August 31,	November 30,
ASSETS	2016	2015
	(Unaudited)
Current assets:
Cash	$ 9,785,095	$ 8,669,034
Accounts receivable	12,471,292	267,868
Inventory	122,062	156,778
Prepaid expenses	5,800,239	201,369

Total current assets	28,178,688	9,295,049
Property, plant and equipment, net	117,459	65,860
Other assets:
Equity investment	3,610,293	-
TOTAL ASSETS	$ 31,906,440	$ 9,360,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 4,258,281	$ -
Deferred revenue	85,323	-
Taxes payable	1,154,629	64,153
Accrued expenses and other payables	149,984	175,086
Loans from stockholder	256,044	166,106
Total current liabilities	5,904,261	405,345
Stockholders’ equity:
Common stock - $0.001 par value, 100,000,000 and 75,000,000 shares authorized, 75,000,000 and 45,500,000 shares issued and outstanding as of August 31, 2016 and November 30, 2015, respectively	75,000	45,500
Additional paid-in capital	16,980,102	6,525,743
Retained earnings	8,906,176	2,270,416
Statutory reserve fund	762,555	281,766
Other comprehensive (loss)	(906,382)	(252,022)
Stockholders’ equity before noncontrolling interests	25,817,451	8,871,403
Noncontrolling interests	184,728	84,161
Total stockholders’ equity	26,002,179	8,955,564
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 31,906,440	$ 9,360,909

See accompanying notes to the consolidated financial statements

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2016 AND 2015 (UNAUDITED) (IN U.S. $)

	Three Months ended August 31		Nine Months ended August 31
	2016	2015	2016	2015
Net Revenue	$ 17,066,144	$ 1,066,381	$ 23,384,670	$ 3,072,993
Cost of goods sold	(11,150,902)	(350,488)	(14,518,511)	(897,546)
Gross profit	5,915,242	715,893	8,866,159	2,175,447
Operating expenses:
Selling and marketing	793,468	212,242	1,376,686	540,887
General and administrative	235,273	120,383	495,212	308,637
Total operating expenses	1,028,741	332,625	1,871,898	849,524
Operating income	4,886,501	383,268	6,994,261	1,325,923
Other income:
Interest income	5,246	4,316	16,341	8,187
Other non-operating income	-	-	1,481	-
Other non-operating expense	(4,835)	-	(4,835)	-
Total other income	411	4,316	12,987	8,187
Income before provision for income taxes	4,886,912	387,584	7,007,248	1,334,110
Provision for income taxes	$ 1,230,889	$ 100,544	$ 1,770,858	$ 338,154

See accompanying notes to the consolidated financial statements

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (CONTINUED)

FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2016 AND 2015 (UNAUDITED) (IN U.S. $)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2016	2015	2016	2015
Equity in income of investee	$ 1,735,366	$ -	$ 2,143,641	$ -
Net income before noncontrolling interests	5,391,389	287,040	7,380,031	995,956
Noncontrolling interests	(166,925)	(13,574)	(247,920)	(45,651)
Net income attributable to common stockholders	5,224,464	273,466	7,132,111	950,305
Earnings per common share	$ 0.07	$ 0.01	$ 0.11	$ 0.02

Weighted average shares outstanding	75,000,000	45,500,000	62,278,182	39,514,598
Comprehensive income
Net income before noncontrolling interests	$ 5,391,389	$ 287,040	$ 7,380,031	$ 995,956
Foreign currency translation adjustment	(338,017)	(314,805)	(646,801)	(317,904)
Total comprehensive income	5,053,372	(27,765)	6,733,230	678,052
Comprehensive income attributable to noncontrolling interests	(18,396)	4,916	(100,567)	(37,272)
Net comprehensive income attributable to common stockholders	$ 5,034,976	$ (22,849)	$ 6,632,663	$ 640,780

See accompanying notes to the consolidated financial statements

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED AUGUST 31, 2016 (UNAUDITED) (IN U.S. $)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Noncontrolling Interests	Statutory Reserve Fund	Other Comprehensive Income (Loss)	Total
Balance, November 30, 2015	45,500	6,525,743	2,270,416	84,161	281,766	(252,022)	8,955,564
Issuance of common stock	29,500	9,818,700	-	-	-	-	9,848,200
Equity in excess of purchase price of investee under common control	-	466,652	-	-	-	-	466,652
Acquisition of VIE non-controlling interest	-	169,007	17,709	(159,088)	(15,562)	(13,533)	(1,467)
Net income	-	-	7,114,402	265,629	-	-	7,380,031
Statutory reserve	-	-	(496,351)	-	496,351	-	-
Other comprehensive income (loss)	-	-	-	(5,974)	-	(640,827)	(646,801)
Balance, August 31, 2016 (Unaudited)	75,000	16,980,102	8,906,176	184,728	762,555	(906,382)	26,002,179

See accompanying notes to the consolidated financial statements

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED AUGUST 31, 2016 AND 2015 (UNAUDITED) (IN U.S. $)

	2016	2015
Cash flows from operating activities:
Net income	$ 7,380,031	$ 995,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	39,616	22,656
(Income) from equity investment	(2,143,641)	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(12,203,424)	(292,594)
Decrease (increase) in inventory	34,716	(103,253)
(Increase) in prepaid expenses	(5,598,870)	(137,847)
Increase (decrease) in accounts payable	4,258,281	(7,225)
Increase in deferred revenue	85,323	-
(Decrease) in advances from customers	-	(56,930)
Increase in taxes payable	1,090,476	3,804
(Decrease) increase in accrued expenses and other payables	64,836	115,668
Net cash (used in) provided by operating activities	(6,992,656)	540,235
Cash flows from investing activities:
Purchase of equipment	(94,953)	(34,991)
Payment for investment	(1,002,944)	-
Net cash (used in) investing activities	(1,097,897)	(34,991)
Cash flows from financing activities:
Proceeds from stockholder loans	-	56,415
Proceeds from sale of common stock	9,848,200	5,000,000
Net cash provided by financing activities	9,848,200	5,056,415
Effect of exchange rate changes on cash	(641,586)	(317,979)
Net change in cash	1,116,061	5,243,680
Cash, beginning	8,669,034	3,012,812
Cash, end	$ 9,785,095	$ 8,256,492

See accompanying notes to the consolidated financial statements

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED AUGUST 31, 2016 AND 2015 (UNAUDITED) (IN U.S. $)

Nine Months Ended August 31
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ 912,072	$ 338,735
Additional paid-in capital - equity in excess of purchase price of investee under common control	$ 466,652	$ -
Noncash financing activities:
Payment of accrued expenses and other payables by shareholder	$ 88,817	$ 56,415

See accompanying notes to the consolidated financial statements

CHINA GEWANG BIOTECHNOLOGY, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2016 AND 2015

(UNAUDITED) (IN U.S. $)

1. ORGANIZATION

China Gewang Biotechnology, Inc. (the “Company”), formerly known as Rich Star Development, was incorporated under the laws of the State of Nevada on May 29, 2009. From its inception until the closing of the reverse merger described below, the Company was a development-stage company in the business of distributing designer clothing and footwear from established brands to customers around the world.

On April 20, 2015, the Company completed a reverse merger transaction through a share exchange with the stockholders of Biotechnology International Holding Ltd. (“Biotechnology International”), whereby the Company acquired 100% of the outstanding shares of Biotechnology International in exchange for 32,000,000 shares of its common stock, representing 90.14% of the issued and outstanding shares of common stock. As a result of the reverse merger, Biotechnology International became the Company’s wholly owned subsidiary and the former Biotechnology International stockholders became our controlling stockholders. The share exchange transaction was treated as a reverse acquisition, with Biotechnology International as the acquirer and the Company as the acquired party for accounting purposes.

On January 8, 2015, the Company filed a certificate of amendment to its articles of incorporation to change its name from “Rich Star Development” to “China Gewang Biotechnology, Inc.”

On July 20, 2016 the Company filed with the Nevada Secretary of State a Certificate of Amendment to Articles of Incorporation.  The Certificate of Amendment increased the number of authorized shares of common stock from 75 million to 100 million.

Majority-owned subsidiary: Gewang Selenium

As a result of the transaction with Biotechnology International, the Company owns all of the issued and outstanding common stock of Hong Kong Gewang Holdings Group Limited (“Hong Kong Gewang”), a wholly owned subsidiary of Biotechnology International, which in turn owns all of the issued and outstanding common stock of Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd. (“Gewang Selenium”).  Before August 8, 2016, the Company effectively and substantially controlled Guangdong Gewang Biotechnology Co., Ltd. (“Guangdong Gewang”) through a series of captive agreements between Guangdong Gewang and Gewang Selenium. Guangdong Gewang, incorporated under the laws of the People’s Republic of China (“PRC”) on June 2010, is primarily engaged in the sale of selenium supplements within the PRC.  It is a member of the Chinese Selenium Supplements Association.

On July 13, 2016, Gewang Selenium exercised its option to purchase all of the registered equity of Guangdong Gewang.  The purchase price paid for the equity was RMB10,000 (approximately $1,519).  The equity was purchased from Shili Zhang, Yun Zeng and Wei Xu. Shili Zhang was the Company’s CEO until April 8, 2016 and is the father of Mengdi Zhang, who once owned 12.7% of the Company's outstanding common stock at the time of the sale on July 13, 2016.  The other two sellers are not affiliated with the Company.

Upon application to the provincial government for registration of the transfer of equity, the Company was informed that Gewang Selenium would not be permitted to own 100% of Guangdong Gewang.  Therefore the parties modified the exercise of the option to provide that Gewang Selenium would purchase only 98% of the registered equity of Guangdong Gewang. The purchase price paid for the equity was RMB 9,800 (approximately $1,500).  The remaining 2% of the registered equity was then sold by Yun Zeng to Haiping Wu for a price of RMB 200,000 (approximately $30,400), which equaled 2% of the registered equity of Guangdong Gewang. Haiping Wu is a Director of Guangdong Gewang. The acquisition, as modified, was then approved by the provincial government on August 8, 2016.

Prior to the acquisition, Gewang Selenium controlled Guangdong Gewang through a series of contractual agreements, which made Guangdong Gewang a variable interest entity, the effect of which was to cause the balance sheet and operating results of Guangdong Gewang to be consolidated with those of Gewang Selenium in the Company's financial statements.  As a result of the acquisition by Gewang Selenium of registered ownership of Guangdong Gewang, the balance sheet and operating results of Guangdong Gewang will hereafter continue to be consolidated with those of Gewang Selenium as its majority-owned subsidiary. The previous non-controlling interest was reclassified to additional paid-in-capital.

Equity investment: Guangdong Tianmei

On April 28, 2016, the Company's wholly owned subsidiary, Biotechnology International, entered into an investment agreement with Guangdong Tianmei Selenium-Rich Beverage Chain Co., Ltd. (“Guangdong Tianmei”).  Guangdong Tianmei was organized in May 2015, and is engaged in the business of distributing selenium-rich bottled water. Guangdong Tianmei and also functions as a placement agent for a variety of products from various manufacturers, all within the PRC.   The investment agreement provided that Biotechnology International would pay US$1,000,000 to acquire a 30% interest in an Australian corporation to be formed, which would indirectly own all of the equity in Guangdong Tianmei.

The acquisition by Biotechnology International of 30% of Tianmei Beverage Group Corporation Limited, an Australian corporation ("Tianmei Australia"), was completed in May 2016, at which time Tianmei Australia acquired ownership, through subsidiaries, of Guangdong Tianmei.  The investment agreement provided that payment of the $1,000,000 purchase price was due on June 20, 2016. Payment, which was paid in full was made on June 17, 2016.

As a result of the entry into the foregoing agreements, the Company has a corporate structure which is set forth as follows:

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include those of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited interim consolidated financial statements of the Company as of August 31, 2016, and for the three and nine months ended August 31, 2016 and 2015 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) which apply to interim financial statements.  Accordingly, they do not include all of the information and footnotes normally required by accounting principles generally accepted in the United States of America for annual financial statements. The interim consolidated financial information should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s Form 10-K filed with the SEC. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the three and nine months ended August 31, 2016 and 2015 are not necessarily indicative of the results to be expected for future quarters or for the year ending November 30, 2016.

The Company uses the equity method of accounting for its equity investments.  The investments are under common control and can be significantly influenced. Under the equity method, investments are carried at cost and increased or decreased by the Company’s pro-rata share of earnings or losses. The carrying costs of these investments are also increased or decreased to reflect additional contributions or withdrawals of capital.  Any difference in the book equity and the Company’s pro-rata share of the net assets of the investment will be reported as gain or loss at the liquidation of the investment. Losses in excess of the investments are recorded when the Company is committed to provide additional financial support. The Company uses the equity method for investment of 30% because the Company has the ability to exercise significant influence over these entities.

All consolidated financial statements and notes to the consolidated financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the PRC. The functional currency for the Company’s operations is the Renminbi (“RMB”). The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US dollars in accordance with Financial FASB ASC Section 830, “Foreign Currency Matters.”

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of income (loss) and comprehensive income (loss), changes in stockholders’ equity and cash flows have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income (loss).

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	August 31, 2016	November 30, 2015
	(Unaudited)
Balance sheet items, except for stockholders’ equity, as of periods end	0.1497	0.1561

	Three Months Ended
	August 31, 2016	August 31, 2015
	(Unaudited)	(Unaudited)
Amounts included in the statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the periods presented	0.1506	0.1618

	Nine Months Ended
	August 31, 2016	August 31, 2015
	(Unaudited)	(Unaudited)
Amounts included in the statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the periods presented	0.1525	0.1624

Foreign currency translation adjustments of $(338,017) and $(314,805) for the three months ended August 31, 2016 and 2015, respectively, and $(646,801) and $(317,904) for the nine months ended August 31, 2016 and 2015, respectively, have been reported as other comprehensive income (loss). Other comprehensive income (loss) of the Company consists entirely of foreign currency translation adjustments.

Although PRC government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting. In August 2015, the PRC devalued its currency by approximately 3.5%, and in January 2016 further devalued its currency by approximately 0.5%. Further devaluations of its currency could occur.

Revenue Recognition

Revenues are primarily derived from selling selenium related products to contract distributors, and from our retail stores. The Company’s revenue recognition policies comply with FASB ASC 605 “Revenue Recognition.” The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price paid by the customer is fixed or determinable and (iv) collection of the resulting account receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company has no product returns or sales discounts and allowances because goods delivered and accepted by customers are normally not returnable.

Wholesale Revenue

Wholesale revenue is recognized when title to the product is transferred to the distributors. Title is transferred upon receipt at the distributors’ locations, as determined by the specific sales terms. The sales terms do not allow for a right of return except for matters related to manufacturing defects.

The Company pays distributors certain incentives for promoting and placing its products, which allows the Company to quickly expand its distribution network and sales volume. The costs associated with these incentives is deducted from gross revenue in the consolidated statements of income and comprehensive income.

Retail Revenue

Company-operated retail store revenues are recognized when payment is tendered at the point of sale.

Franchise Revenue

During the three months ended August 31, 2016, the Company commenced franchising the use of the Company's trademark, name identification and other business resources. The franchisee is required to pay franchise fees and management fees to the Company. Franchise fees are recognized only when all material services or conditions relating to the sale have been substantially performed or satisfied by the Company.

The Company’s revenues for the three and nine months ended August 31, 2016 and 2015 were comprised as follows:

	Three Months Ended August 31,		Nine Months Ended August 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Wholesale	$ 17,244,934	$ 875,340	$ 23,026,125	$ 2,173,717
Promotion fees	(1,522,152)	-	(1,868,907)	-

Wholesale, net	15,722,782	875,340	21,167,218	2,173,717
Retail	1,312,332	191,041	2,186,352	899,276
Franchise	31,030	-	31,100	-

	$ 17,066,144	$ 1,066,381	$ 23,384,670	$ 3,072,993

Shipping Costs

Shipping costs incurred by the Company are recorded as selling expenses. Shipping costs for the three and nine months ended Aug 31, 2016 and 2015 were $31,573 and $11,357, respectively, and $71,026 and $30,837, respectively.

Advertising Costs

Advertising costs are charged to operations when incurred. For the three and nine months ended August 31, 2016 and 2015, advertising expenses were $251,411 and $21,804, respectively, and $295,926 and $60,900, respectively.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the contract amount after deduction of trade discounts and, allowances, if any, and do not bear interest. The allowance for doubtful accounts, when necessary, is the Company’s best estimate of the amount of probable credit losses from accounts receivable. The Company determines the allowance based on historical write-off experience, the level of past-due accounts based on the contractual terms of the receivable, the relationship with the customer and current economic conditions.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-33

As of August 31, 2016 and November 30, 2015, accounts receivable were $12,471,292 and $267,868, respectively. The increase is primarily due to the recent sales with new wholesale customers which have been subsequently fully collected.  Therefore, the Company determined that an allowance for doubtful accounts was not necessary.

Inventory

Inventory, comprised principally of boxed selenium capsules, selenium-glossy ganoderma capsules and selenium powder, are valued at the lower of cost or market. The value of inventory is determined using the first-in, first-out method.

The Company periodically estimates an inventory allowance for estimated unmarketable inventories when necessary. Inventory amounts are reported net of such allowances, if any. There were no allowances for inventory as of August 31, 2016 and November 30, 2015.

Fair Value of Financial Instruments

FASB ASC 820, ”Fair Value Measurement” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash and cash equivalents, accounts receivable, inventory, prepaid expenses, advances from customers, accounts payable, taxes payable, accrued liabilities and other payables, and loan from stockholder, approximated their fair values due to the short maturity of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Prepaid Expenses

Prepaid expenses primarily consist of promotion expenses, rent, advertising expenses and licensing fees.

Prepaid promotion expenses represent payments made to resellers for distributing products to retail stores. In March 2016, the Company entered into agreements with four resellers. In June and July 2016, the Company entered into agreements with another two resellers. Prepaid promotion expenses as of August 31, 2016 and November 30, 2015 were $5,409,200 and $0, respectively.

On January 5, 2011, the Company entered into a license agreement for the technology utilized for the manufacture of its products from an unrelated third party for five years from January 2011 to December 2015. On December 30, 2015, the Company renewed the license agreement for another five years to December 2020 for $90,360 (RMB 600,000) each year.  The related prepaid licensing fees of $29,940 and $7,805 were included in prepaid expenses on the balance sheets as of August 31, 2016 and November 30, 2015, respectively. The license provides for renewal options. Since this agreement requires the advance payment of the annual licensing fee, there were no payments remaining under this agreement as of August 31, 2016 and November 30, 2015.

Impairment of Long-Live Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets. No impairment of long-lived assets was recognized for the three and nine months ended August 31, 2016 and 2015.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after use is not less than 25% of registered capital. The statutory reserve fund was $762,555 and $281,766 as of August 31, 2016 and November 30, 2015, respectively. As of August 31, 2016, the required statutory reserve funds have been fully funded.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of August 31, 2016 and November 30, 2015, the Company does not have a liability for any unrecognized tax benefits. The Company’s tax filings are subject to examination by the tax authorities. The tax years of 2013 to 2014 remain open to examination by tax authorities in the PRC.

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

United States

The Company is subject to United States tax at graduated rates from 15% to 35%. No provision for income tax in the United States has been made as the Company had no U.S. taxable income for three and nine months ended August 31, 2016 and 2015.

British Virgin Islands (“BVI”)

Biotechnology International is incorporated in the BVI and is governed by the income tax laws of the BVI. According to current BVI income tax law, the applicable income tax rate for the Company is 0%.

Hong Kong

Hong Kong Gewang is incorporated in Hong Kong. Pursuant to the income tax laws of Hong Kong, the Company is not subject to tax on non-Hong Kong source income.

The People's Republic of China (“PRC”)

Gewang Selenium and Guangdong Gewang are subject to an Enterprise Income Tax at 25% and file their own tax return.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2016, the Financial Accounting Standards Board ("FASB”) issued Accounting Standards Update ("ASU") ASU 2016-02 – Leases.  The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.  The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  We are currently evaluating the impact of our pending adoption of the new standard on our financial statements.\

In July 2015, the FASB issued ASU No. 2015-11 (Subtopic 330) - Simplifying the Measurement of Inventory, which provides guidance to companies who account for inventory using either the first-in, first-out (“FIFO”) or average cost methods. The guidance states that companies should measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. Early adoption is permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-03 – Interest – Imputation of Interest (Subtopic 835-30). This ASU addressed the simplification and presentation of debt issuance costs by presenting them in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts or premiums. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2015-01 – Income Statement – Extraordinary and Unusual Items (Subtopic 225-20). This ASU addressed the simplification of income statement presentation by eliminating the concept of extraordinary items. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued authoritative guidance that requires an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern and requires additional disclosures if certain criteria are met. This guidance is effective for fiscal periods ending after December 15, 2016, with early adoption permitted. This accounting standard update is not expected to have a material impact on the Company’s consolidated financial statements.

4. RELATED PARTY TRANSACTIONS

The Company obtained demand loans from one of its stockholders which are non-interest bearing. The loans of $256,044 as of August 31, 2016 and $166,106 as of November 30, 2015 are reflected as loans from stockholder.

The Company entered into a promotion agreement with Guangdong Tianmei, a related party. Prepaid promotion expenses as of August 31, 2016 and November 30, 2015 were $122,874 and $0, respectively.

The Company entered into an agreement with Guangdong Tianmei on June 10, 2015 to license the usage of the Company’s trademark for 10 years. Trademark revenue recorded for the three and nine months ended August 31, 2016 and 2015 were $0, $1,481, $0, and $0, respectively.  The future commitment is approximately $1,500 each year.

Equity investment

On April 28, 2016 the Company's wholly-owned subsidiary, Biotechnology International, entered into an investment agreement with Guangdong Tianmei.  At that time, 88% of the equity in Guangdong Tianmei was owned by two individuals who together owned 22% of the Company's outstanding shares. The investment agreement provided that Biotechnology International would pay US$1,000,000 to acquire a 30% interest in an Australian corporation to be formed, which would indirectly own all of the equity in Guangdong Tianmei.

The acquisition by Biotechnology International of 30% Tianmei Australia was completed in May 2016, at which time Tianmei Australia acquired ownership, through subsidiaries, of Guangdong Tianmei.  The investment agreement provided that payment of the $1,000,000 purchase price was due on June 20, 2016. Payment in full was made on June 17, 2016.

The net worth of Guangdong Tianmei at the time of the acquisition was $4,888,840, 30% of which was $1,466,652.  Because the Company and Guangdong Tianmei were under common control at the time of the acquisition, the $466,652 by which the Company's share of the net book value of Guangdong Tianmei exceeded the purchase price has been recorded as an increase to additional paid-in capital.

The changes in the equity investment are summarized as follows:

	August 31, 2016	November 30, 2015
(Unaudited)

Initial investment	$ 1,466,652	$ -
Pro rata share of net income	2,143,641	-

Investment, end of period/year	$ 3,610,293	$ -

The following is a summary of results of operations of the investee for the period from the acquisition date to August 31, 2016:

Revenue	$ 19,041,844

Cost of revenue	$ 7,414,162

Expenses	$ 4,482,212

Net income	$ 7,145,470

5. LEASES

The Company leases its warehouse and office space from an unrelated third party under a one-year operating lease, which expired on July 1, 2016. The lease required the Company to prepay the total rent of $89,813 (RMB 600,000) in advance for one year.  On June 29, 2016, the Company renewed the lease, which commenced on July 2, 2016 and expires on July 1, 2017.

The following leases terminated during the reporting period:

•

The Company leased its Chancheng store from an unrelated third party.  The lease, which expired on August 31, 2015, required the Company to prepay the rent of $41,314 (RMB 276,000) in advance for one year.  The Company renewed this lease to August 31, 2016 and prepaid the rent of $53,888 (RMB 360,000) in advance for one year. On May 31, 2016, the Company terminated the lease with a $4,576 settlement fee.

•

The Company leased its Xiamen store from an unrelated third party. The lease expired on June 1, 2016 and had a renewal option but the Company decided not to renew the lease.

•

The Company also leased its Changsha store form an unrelated third party. The lease, which expires on October 7, 2018, required the Company to prepay the rent of $62,869 (RMB 420,000) in advance for one year.  On May 31, 2016, the Company terminated the lease with a $0 settlement fee.

The following leases remained in effect at August 31, 2016:

•

The Company leases its flagship store in Guangzhou from an unrelated third party.  The lease commenced on June 1, 2016 and expires on May 31, 2017. The lease required the Company to prepay the rent of $143,701 (RMB 960,000) in advance for one year.  The Company fully paid the rent in June 2016.

•

The Company leases its Foshan store, Longyan store and Zhuzhou store from three unrelated third parties. All these three leases commenced on June 1, 2016 and expire on May 31, 2017. These three leases each require the Company to prepay the rent of $62,869 (RMB 420,000) in advance for one year. The Company fully paid the rent in June 2016.  Since these leases require the advance payment of the annual rent, there are no minimum payments remaining under these leases.

Prepaid lease payments totaled $324,077 and $179,515 at August 31, 2016 and November 30, 2015, respectively. Rent expense for the three and nine months ended August 31, 2016 and 2015 was $106,692 and $55,186, respectively, and $240,249 and $117,740, respectively.

6. FIXED ASSETS

Fixed assets as of August 31, 2016 and November 30, 2015 are summarized as follows:

	2016	2015
	(Unaudited)

Electronic equipment	$ 101,024	$ 68,733
Motor vehicles	124,916	69,714
Office equipment	12,405	12,936

	238,345	151,383
Less: accumulated depreciation	(120,886)	(85,523)

Fixed Assets - net	$ 117,459	$ 65,860

For the three and nine months ended August 31, 2016 and 2015, depreciation expense was $14,855 and $8,741, respectively, and $39,616 and $22,656, respectively.

7. INCOME TAXES

The provision for income taxes for the three and nine months ended August 31, 2016 and 2015 consisted of the following:

	Three Months Ended August 31,		Nine Months Ended August 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Current	$ 1,230,889	$ 100,544	$ 1,770,858	$ 338,154
Deferred	-	-	-	-

	$ 1,230,889	$ 100,544	$ 1,770,858	$ 338,154

No provision for income taxes in the United States has been made. The Company did not generate any income in the United States or otherwise have any U.S. taxable income. The Company does not believe that it has any U.S. Federal income tax liabilities with respect to any transactions that the Company or any of its subsidiaries may have engaged in through August 31, 2016. However, there can be no assurance that the IRS will agree with this position, and therefore the Company ultimately could be liable for U.S. Federal income taxes, interest and penalties. The tax years ended November 30, 2015, December 31, 2014, and 2013 remain open to examination by the IRS.

The Company did not file on time its U.S. federal income tax returns, including, without limitation, information returns on Internal Revenue Service (“IRS”) Form 5471, “Information Return of U.S. Persons with Respect to Certain Foreign Corporations” for the short year tax return ended November 30, 2015 required to be filed as a result of the change in fiscal year.  Failure to furnish any income tax returns and information returns with respect to any foreign business entity required, within the time prescribed by the IRS, subjects the Company to certain civil penalties.  Management is of the opinion that penalties, if any, that may be assessed would not be material to the consolidated financial statements.

8. CONCENTRATION OF CREDIT AND BUSINESS RISKS

Cash and cash equivalents

Substantially all of the Company’s assets and bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

Major customers

For the three and nine months ended August 31, 2016, three customers counted for 56% and five customers counted for 67% of total sales, respectively. As of August 31, 2016, three customers accounted for 65% of accounts receivable, the largest being 39%. As of November 30, 2015, seven customers accounted for 90% of accounts receivable.

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective. The economy in the PRC has recently started to narrow.

9. ISSUANCE OF COMMON STOCK

On January 18, 2016 the Company sold an aggregate of 12,000,000 shares of common stock to four individuals in a private offering.  None of the purchasers were affiliated with the Company. The purchase price for the shares was three RMB (approximately US$0.4561) per share, or a total of 36 million RMB (approximately US$5,473,200). The purchase price was paid by the investors to Guangdong Gewang, which is managed by the Company’s wholly owned subsidiary and accounted for as a variable interest entity at that time.

On May 16, 2016 the Company sold an aggregate of 17,500,000 shares of common stock to two entities in a private offering.  Neither of the purchasers was affiliated with the Company. The purchase price for the shares was US$0.25 per share, or a total of US$4,375,000.  The purchase price was paid by the investors to Guangdong Gewang, which was managed by a wholly owned subsidiary of the Company and accounted for as a variable interest entity at that time.

10. PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

The following is the condensed financial information of China Gewang Biotechnology, Inc., the US parent, consisting of balance sheets as of August 31, 2016 and November 30, 2015, and statements of income and cash flows for the three and nine months ended August 31, 2016 and 2015.

Condensed Balance Sheets

ASSETS	August 31, 2016	November 30, 2015
	(Unaudited)

Other receivable from Guangdong Gewang	$ 14,848,200	$ 5,000,000
Investments in subsidiaries and VIE	10,995,110	3,997,483
TOTAL ASSETS	$ 25,843,310	$ 8,977,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$ 32,913	$ 33,375
Stockholder loans	177,674	156,866
Total current liabilities	210,587	190,241
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 75,000,000 and 45,500,000 shares issued and outstanding as of August 31, 2016 and November 30, 2015, respectively	75,000	45,500
Additional paid-in capital	16,980,102	6,525,743
Retained earnings	8,721,448	2,186,255
Statutory reserve fund	762,555	281,766
Other comprehensive (loss) income	(906,382)	(252,022)
Total stockholder’s equity	25,632,723	8,787,242
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 25,843,310	$ 8,977,483

Condensed Statements of Income

	Three Months Ended August 31,		Nine Months Ended August 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Share of earnings from investments in subsidiaries and VIE	$ 5,261,122	$ 287,814	$ 7,208,038	$ 1,017,958

Operating expenses:
General and administrative	(36,657)	(14,348)	(75,927)	(67,652)

Net income	$ 5,224,465	$ 273,466	$ 7,132,111	$ 950,306

Condensed Statements of Cash Flows

Nine Months Ended August 31
	2016	2015
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$ 7,132,111	$ 950,306
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Share of earnings from investment in subsidiaries and VIE	(7,208,038)	(1,017,958)
Increase in accrued expenses and other liabilities	75,927	67,652

Net cash provided by (used in) operating activities	-	-

Net change in cash	-	-
Cash, beginning of period	-	-

Cash, end of period	$ -	$ -

Noncash financing activities:
Payment of accrued expenses and other payables by shareholder	$ 88,817	$ 56,415

Basis of Presentation

The Company records its investment in its subsidiaries and VIE under the equity method of accounting. Such investments are presented as “Investments in subsidiaries and VIE” on the condensed balance sheets and the subsidiaries and VIE profits are presented as “Share of earnings from investments in subsidiaries and VIE” in the condensed statements of income.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. The parent only financial information has been derived from the Company’s consolidated financial statements and should be read in conjunction with the Company’s consolidated financial statements.

There were no cash transactions in the US parent company during the nine months ended August 31, 2016.

Restricted Net Assets

Under PRC laws and regulations, the Company’s PRC subsidiaries and VIE are restricted in their ability to transfer certain of their net assets to the Company in the form of dividend payments, loans or advances. The restricted net assets of the Company’s PRC subsidiaries and the VIE were approximately $25,843,000 and $8,977,000 as of August 31, 2016 and November 30, 2015, respectively.

The Company’s operations and revenues are conducted and generated in the PRC, and all of the Company’s revenues being earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulations in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into US Dollars.

Schedule I of Article 5-04 of Regulation S-X requires the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by its subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company only financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiaries and VIE exceed 25% of the consolidated net assets of the Company.

11. SUBSEQUENT EVENT

The Company’s management has performed subsequent events procedures through October 14, 2016, which is the date the consolidated financial statements were available to be issued.  There were no subsequent events requiring adjustment to or disclosure in the consolidated financial statements.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2,500,000 Shares of Common Stock

Of

CHINA GEWANG BIOTECHNOLOGY, INC.

At [•] Per Share

PROSPECTUS

ViewTrade Securities Incorporated

Until _____________, 2017 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is                    , 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.  All amounts are estimates other than the Commission’s registration fee, FINRA filing fee and NASDAQ Capital Market listing fee.

U.S. Securities and Exchange Commission registration fee	$ 1,474.25 (2)
FINRA Filing Fee	$[•](1)
NASDAQ Capital Market Listing Fee	$ 5,000
Printing and transfer agent fees	$[•](1)
Accounting fees and expenses	$[•](1)
Legal fees and expenses	$[•](1)
Underwriters’ counsel fees and blue sky fees	$[•](1)
Roadshow fees and expenses	$[•](1)
Total:	$[•](1)

(1) To be completed by amendment.

(2) Previously paid.

Item 14. Indemnification of directors and officers

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

•

the stockholders;

•

the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•

continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The Bylaws of the Registrant provide that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was initiated or authorized by one or more members of the Board of Directors of the corporation.

Insofar as indemnification by us for liabilities arising under the U.S. Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent sales of unregistered securities

On April 20, 2015 the Registrant issued and sold an aggregate of 32,000,000 shares of Registrant’s common stock pursuant to a Share Exchange Agreement, dated April 20, 2015, by and among China Gewang Biotechnology, Inc., Biotechnology International Holding Ltd., the Shareholders of Biotechnology International Holding Ltd. and Hong Kong Gewang Holdings Group Limited. The Registrant received consideration in the form of all of the outstanding capital stock of Biotechnology International from its shareholders.

On May 14, 2015 the Registrant sold an aggregate of 10,000,000 shares of common stock to 16 individuals in a private offering. None of the purchasers were affiliated with the Registrant. The purchase price for the shares was US$0.50 per share, resulting in total consideration received by the Registrant in the offering of US$5,000,000.

On January 18, 2016 the Registrant issued and sold 12,000,000 shares of common stock to four individuals in a private offering. None of the purchasers was affiliated with the Company. The purchase price for the shares was three Renminbi (approx. US$0.4561) per share, resulting in total consideration received by the Registrant in the offering of 36 million Renminbi (approx. US$5,473,200). The purchase price was paid by the investors to Registrant’s subsidiary Guangdong Gewang.

On May 16, 2016 the Registrant sold an aggregate of 17,500,000 shares of common stock to two entities in a private offering. Neither of the purchasers was affiliated with the Registrant. The purchase price for the shares was US$0.25 per share, resulting in total consideration received by the Registrant in the offering of US$4,375,000. The purchase price was paid by the investors to Registrant’s subsidiary Guangdong Gewang.

The shares were sold to entities that are accredited investors and were purchasing for their own accounts. The offering, therefore, was exempt from registration under the U.S. Securities Act of 1933 pursuant to Section 4(a)(2), 4(a)(5), Rule 506 under Regulation D and/or Regulation S of the U.S. Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the U.S. Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the U.S. Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned registrant under the U.S. Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)

in any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

As indemnification for liabilities arising under the U.S. Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i)

for determining any liability under the U.S. Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the U.S. Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)

for determining any liability under the U.S. Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the U.S. Securities Act to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability under the U.S. Securities Act to any purchaser, the undersigned registrant undertakes that:

(i)

if the undersigned registrant is relying on Rule 430B:

(a)

each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the U.S. Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

if the undersigned registrant is subject to Rule 430C:

(a)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an  offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement  as of the date it is first used after effectiveness. Provided, however, that no statement made in a  registration statement or prospectus that is part of the registration statement or made in a document  incorporated or deemed incorporated by reference into the registration statement or prospectus that  is part of the registration statement will, as to a purchaser with a time of contract of sale prior to  such first use, supersede or modify any statement that was made in the registration statement or  prospectus that was part of the registration statement or made in any such document immediately  prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou City, Guangdong Province, People’s Republic of China, on the 12th day of January, 2017 ..

CHINA GEWANG BIOTECHNOLOGY, INC.

By:

/s/ Li Wang

Name:

Li Wang

Title:

Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act, this Amendment No. 1 Registration Statement on Form S-1 has been signed by the following persons in the capacities held on January 12, 2017 :

SIGNATURE	TITLE
/s/ Li Wang	Chief Executive Officer, Principal Executive Officer and Director
Li Wang
/s/ *	Chairman of the Board
Jun Wen
/s/ *	President, Chief Operating Officer and Director
Yingping Zhang
/s/ *	Director
Hai Lin
/s/ *	Chief Financial Officer, Principal Financial and Accounting Officer and Treasurer
Ming Cheng
/s/ *	Director
Ruigang Guo

*By:

/s/ Li Wang

Li Wang, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Location
1.1	ViewTrade Underwriting Agreement	To be filed by amendment
2.1

Share Exchange Agreement, dated April 20, 2015, by and among China Gewang Biotechnology, Inc., Biotechnology International Holding Ltd., the Shareholders of Biotechnology International Holding Ltd. and Hong Kong Gewang Holdings Group Limited

Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333- 214597) and incorporated herein by reference
3.1	Articles of Incorporation of the Registrant, as amended	Filed herewith
3.2	Articles of Merger of China Gewang Biotechnology, Inc. into Rich Star Development Corporation	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on January 12, 2015
3.3	Bylaws of the Registrant	Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-166454) and incorporated herein by reference
4.1	Specimen Certificate of Common Stock	To be filed by amendment
4.2	Form of ViewTrade Warrant	To be filed by amendment
5.1.1	Opinion of Robert Brantl, Esq.	To be filed by amendment
5.1.2	Opinion of Beijing Quanxiao Law Firm	To be filed by amendment
10.1

Exclusive Technical Service and Business Consulting Agreement dated April 6, 2015 by and between Guangdong Gewang Biotechnology Co., Ltd. and Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd.

Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015
10.2	Call Option Agreement dated April 6, 2015 among Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., Zhang Shili, Zeng Yun and Xu Wei.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015
10.3	Proxy Agreement dated April 6, 2015 among Guangdong Gewang Biotechnology Co., Ltd., Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., Zhang Shili, Zeng Yun and Xu Wei.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015

10.4

Share Pledge Agreement dated April 6, 2015 by and among Guangdong Gewang Biotechnology Co., Ltd., Gewang Selenium Enrichment Information Consulting (Shenzhen) Co., Ltd., Zhang Shili, Zeng Yun and Xu Wei.

Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015
10.5	Product Manufacture and Purchase Agreement by and among Guangzhou Qinxiyuan Food Co., Ltd., Yantai Yisheng Pharmaceutical Co., Ltd. and the Shandong Academy of Agricultural Sciences.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015
10.6

Product Manufacture and Purchase Agreement, dated June 30, 2016, by and among Guangdong Gewang Biotechnology Co., Ltd., Beijing Technology Development Company of CAAS and the Shandong Academy of Agricultural Sciences.

Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333- 214597) and incorporated herein by reference
10.7	Labor Contract between Guangzhou Qinxiyuan Food Co., Ltd. and Shili Zhang	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015
10.8	Labor Contract between Guangzhou Qinxiyuan Food Co., Ltd. and Fengxia Wu	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on April 21, 2015
10.9	Licensing Agreement, dated December 30, 2015, between the Shandong Academy of Agriculture and Guangdong Gewang Biotechnology Co., Ltd.	Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333- 214597) and incorporated herein by reference
10.10	License Agreement Supplement Agreement dated January 14, 2015 between the Shandong Academy of Agriculture and Guangdong Gewang Biotechnology Co., Ltd.	Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333- 214597) and incorporated herein by reference
10.11

Product Manufacture and Purchase Agreement dated January 27, 2016 by and among Guangdong Gewang Biotechnology Co., Ltd., Taian Zhishengtang Ganoderma Co., Ltd. and the Shandong Academy of Agricultural Sciences.

Filed herewith
10.12	Subscription Agreement dated May 14, 2015	Filed herewith
10.13	Subscription Agreement dated May 14, 2015	Filed herewith
10.14	Subscription Agreement dated May 14, 2015	Filed herewith
10.15	Subscription Agreement dated May 14, 2015	Filed herewith
10.16	Subscription Agreement dated May 14, 2015	Filed herewith
10.17	Subscription Agreement dated May 14, 2015	Filed herewith
10.18	Subscription Agreement dated May 14, 2015	Filed herewith

87

10.19	Subscription Agreement dated May 14, 2015	Filed herewith
10.20	Subscription Agreement dated May 14, 2015	Filed herewith
10.21	Subscription Agreement dated May 14, 2015	Filed herewith
10.22	Subscription Agreement dated May 14, 2015	Filed herewith
10.23	Subscription Agreement dated May 14, 2015	Filed herewith
10.24	Subscription Agreement dated May 14, 2015	Filed herewith
10/25	Subscription Agreement dated May 14, 2015	Filed herewith
10.26	Subscription Agreement dated May 14, 2015	Filed herewith
10.27	Subscription Agreement dated May 14, 2015	Filed herewith
10.28	Subscription Agreement dated January 18, 2016	Filed herewith
10.29	Subscription Agreement dated January 18, 2016	Filed herewith
10.30	Subscription Agreement dated January 18, 2016	Filed herewith
10.31	Subscription Agreement dated January 18, 2016	Filed herewith
10.32	Subscription Agreement dated May 16, 2016	Filed herewith
10.33	Subscription Agreement dated May 16, 2016	Filed herewith
10.34	Labor Contract between Guangdong Gewang Biotechnology Co. Ltd. and Li Wang dated April 8, 2016	Filed herewith
10.35	Performance Salary Assessment Agreement between Guangdong Gewang Biotechnology Co. Ltd. and Li Wang dated April 8, 2016	Filed herewith
21.1	Subsidiaries	Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333- 214597) and incorporated herein by reference
14.1	Code of Business Conduct and Ethics	To be filed by amendment
16.1	Letter to SEC from L.L. Bradford & Company, LLC	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on March 24, 2015
23.1	Consent of Nevada counsel (contained in Exhibit 5.1)	To be filed by amendment

23.2	Consent of Wei, Wei & Co., LLP	Filed herewith
24.1	Power of Attorney (included on signature page)	Filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333- 214597) and incorporated herein by reference